EXHIBIT 4.1

ALTERRA FINANCE LLC, as Issuer,

ALTERRA CAPITAL HOLDINGS LIMITED, as Guarantor

AND

THE BANK OF NEW YORK MELLON, as Trustee,

Paying Agent and Registrar

SENIOR INDENTURE

Dated as of

September 1, 2010

CROSS REFERENCE SHEET*

Provisions of Trust Indenture Act of 1939 and Indenture dated as of September 1, 2010, among Alterra Finance LLC, as issuer, Alterra Capital Holdings Limited, as guarantor, and The Bank of New York Mellon, as Trustee:

Section of the Act	Section of Indenture
310(a)(1) and (2)	6.9
310(a)(3) and (4)	Inapplicable
310(b)	6.8 and 6.10(a), (b) and (d)
310(c)	Inapplicable
311(a)	6.13
311(b)	6.13
311(c)	Inapplicable
312(a)	4.1 and 4.2
312(b)	4.2
312(c)	4.2
313(a)	4.4
313(b)(1)	Inapplicable
313(b)(2)	4.4
313(c)	4.4, 5.11, 6.10, 6.11, 8.2 and 12.2
313(d)	4.4
314(a)	3.8, 3.9 and 4.3
314(b)	Inapplicable
314(c)(1) and (2)	11.5
314(c)(3)	Inapplicable
314(d)	Inapplicable
314(e)	11.5
314(f)	Inapplicable
315(a), (c) and (d)	6.1
315(b)	5.11
315(e)	5.12
316(a)(1)	5.9 and 5.10

316(a)(2)	Not required
316(a) (last sentence)	7.4
316(b)	5.7
316(c)	7.6
317(a)	5.2
317(b)	3.3
318(a)	11.7

*	This Cross Reference Sheet is not part of the Indenture.

i

v

THIS INDENTURE, dated as of September 1, 2010, among ALTERRA FINANCE LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (the “Company”), ALTERRA CAPITAL HOLDINGS LIMITED, a company duly organized and existing under the laws of Bermuda (the “Guarantor”), and THE BANK OF NEW YORK MELLON, a corporation organized under the laws of the State of New York authorized to conduct a banking business, as Trustee (the “Trustee”), Paying Agent (the “Paying Agent”) and Registrar (the “Registrar”).

WITNESSETH:

WHEREAS, the Company has duly authorized the issue from time to time of its notes, unsecured debentures, securities or other evidences of indebtedness to be issued in one or more Series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Indenture;

WHEREAS, for value received, the Guarantor has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Guarantee (as defined herein) and the indemnities provided for herein; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement of each party according to its terms have been done by each such party.

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the Holders (as defined herein) thereof, the Company, the Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

ARTICLE ONE

DEFINITIONS

SECTION 1.1 Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted at the time of any computation. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole, as supplemented and amended from time to time, and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

“Additional Amounts” means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Company or the Guarantor in respect of certain taxes, assessments or other governmental charges imposed on Holders specified therein and which are owing to such Holders.

“Agent” means any Paying Agent, Registrar, or other agent appointed in accordance with this Indenture to perform any function that this Indenture authorizes such agent to perform.

“Applicable Procedures” means, with respect to any transfer, redemption, exchange or transaction involving any Global Security or interest therein, the rules and procedures of the Depositary that apply to such transfer, redemption, exchange or transaction.

“Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a business day in the place of publication, whether or not published on days that are legal holidays in the place of publication, and that has general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.

“Authorized Officer” means any authorized Officer of the Company or Guarantor, as applicable, in each case that is duly authorized to act generally or in any particular respect for the Company or Guarantor hereunder.

“Board of Directors” means (i) the board of directors of the Company (or any committee of that board) or, if none, of the sole member of the Company or (ii) any Authorized Officers of the Company.

“Board Resolution” means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company (or its sole member) to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.

“Business Day” means, except as may otherwise be provided in the form of Securities of any particular Series, any day, other than a Saturday or Sunday, or other day on which banking institutions are authorized or required by law or regulation to close in New York, New York or Hamilton, Bermuda, and, with respect to Securities denominated in a Foreign Currency, the capital city of the country of such Foreign Currency, or, with respect to Securities denominated in the Euro, Brussels, Belgium.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles.

“Change in Tax Law” has the meaning specified in Section 12.7.

“Clearstream” means Clearstream Banking, société anonyme, and any successor thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Company” means the Person named as the “Company” in the first paragraph of this instrument, and, subject to Article Nine, its successors and assigns.

“Consolidated Total Assets” means, in respect of the Guarantor, as of any date of determination, the amount of total assets shown on the consolidated balance sheet of the Guarantor and its consolidated subsidiaries contained in the most recent annual or quarterly report filed with the Commission, or if the Guarantor is not then subject to the Exchange Act, the most recent annual or quarterly report to shareholders and, in respect of any Subsidiary as of any date of determination, the amount of total assets of such Subsidiary and its consolidated subsidiaries from which such consolidated balance sheet of the Guarantor and its consolidated Subsidiaries was derived; provided that if the Guarantor completed a significant acquisition subsequent to the date of such latest consolidated balance sheet and filed a current report on Form 8-K which included audited financial statements of such acquired business and the pro forma financial information required by Article 11 of Regulation S-X promulgated under the Securities Act, the amount of total assets of the Guarantor shall be as shown on the pro forma balance sheet of the Guarantor and its consolidated subsidiaries included in such current report on Form 8-K, rather than as shown on the historical consolidated balance sheet of the Guarantor and its consolidated subsidiaries.

“Conversion Date” has the meaning specified in Section 2.12(d).

“Conversion Event” means the cessation of use of a Foreign Currency both by the government of the country that issued such Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 101 Barclay Street, Floor 4 East, New York, NY 10286, Attention: International Corporate Trust.

“Corporation” includes corporations and limited liability companies, associations, companies and business trusts.

“Currency” means any currency or currencies, including, without limitation, the Euro, issued by the government of one or more countries or by any reorganized confederation or association of such governments.

“Currency Determination Agent” means the New York Clearing House bank, if any, from time to time selected by the Company and notified to the Trustee in writing for purposes of Section 2.12.

“Custodian” means, with respect to the Securities of a Series issuable or issued in whole or in part in global form, the custodian for the Depositary with respect to the Securities of such Series, and any and all successors thereto.

“Definitive Security” means a certificated Security (excluding Global Securities) that is registered in the name of the Holder thereof and issued in accordance with Section 2.8 or 2.9 hereof.

“Depositary” means, with respect to the Securities of any Series issuable or issued in the form of one or more Global Securities, the Person designated as Depositary for such Global Securities by the Company pursuant to Section 2.3 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary for such Global Securities, and if at any time there is more than one Person designated as Depositary for Global Securities of a particular Series, “Depositary,” as used with respect to the Securities of such Series, means the Depositary with respect to the particular Global Security or Securities; provided, that if no Depositary is named with respect to a Series of Securities issued in the form of one or more Global Securities, the Depositary shall be DTC.

“Designated Subsidiary” means (1) the Company, (2) any other future or present Subsidiary of the Guarantor the Consolidated Total Assets of which constitute ten percent or more of the Consolidated Total Assets of the Guarantor; and (3) any Subsidiary which is a successor, by merger or otherwise, to substantially all of the business or properties of any Subsidiary referred to or described in the foregoing clauses (1) or (2).

“Dollar” means the coin or Currency of the United States of America which as of the time of payment is legal tender for the payment of public and private debts.

“Dollar Equivalent of the Foreign Currency” has the meaning specified in Section 2.12.

“DTC” means The Depository Trust Company.

“Euro” means the single currency of Participating Member States of the European Union.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, and any successor thereto.

“Event of Default” means any event or condition specified as such in Section 5.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate Officer’s Certificate” means a certificate setting forth (i) the applicable Market Exchange Rate or the applicable quotation and (ii) the Dollar or Foreign Currency amounts payable on the basis of such Market Exchange Rate or quotation in respect of the principal of and interest on the applicable Series of Securities, signed by the treasurer or any assistant treasurer of the Company, and delivered to the Trustee.

“Foreign Currency” means any Currency, including, without limitation, the Euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“Global Security Legend” means the legend set forth in Section 2.8(f), which is required to be placed on all Global Securities issued under this Indenture.

“Global Security” means any global Security in book-entry form issued in accordance with Article Two hereof.

“Government Obligations” means securities which are (i) direct obligations of the government which issued the Currency in which the Securities of a particular Series are denominated or (ii) obligations of a Person controlled or supervised by, or acting as an agency or instrumentality of, the government which issued the Currency in which the Securities of such Series are denominated, the payment of which obligations is unconditionally guaranteed by such government, and which, in either case, are full faith and credit obligations of such government, are denominated in the Currency in which the Securities of such Series are denominated and which are not callable or redeemable at the option of the issuer thereof.

“Guarantee” means the unconditional guarantee by the Guarantor of the payment of the principal of, any premium or interest on, and any Additional Amounts with respect to the Securities and of all obligations of the Company under this Indenture, as more fully set forth in Article Thirteen.

“Guarantor” means the Person named as the “Guarantor” in the first paragraph of this instrument, and subject to Article Nine, its successors and assigns.

“Guarantor’s Board of Directors” means the board of directors of the Guarantor or any committee of that board duly authorized to act generally or in any particular respect for the Guarantor hereunder.

“Guarantor’s Board Resolution” means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Guarantor to have been duly adopted by the Guarantor’s Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.

“Guarantor’s Officer’s Certificate” means a certificate signed by the Chairman of the Guarantor’s Board of Directors, any Vice Chairman of the Guarantor’s Board of Directors, the Chief Executive Officer, any Vice President, the Chief Financial Officer, the Chief Operating Officer, the Chief Risk Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer the General Counsel, the Secretary or any Assistant Secretary of the Guarantor, that complies with the requirements of Section 11.5, if and to the extent required hereby, and is delivered to the Trustee.

“Holder,” “Holder of Securities,” “Securityholder” or other similar terms mean the Person in whose name such Security is registered in the Security Register.

“Indebtedness” means, with respect to any Person, (i) the principal of and any premium and interest on (a) indebtedness of such Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons, the payment of which such Person is responsible or liable as obligor, guarantor or otherwise; (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (vii) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (i) through (vi) above.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular Series of Securities established as contemplated hereunder.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“interest,” when used with respect to non-interest bearing Securities, means interest payable at Maturity and, when used with respect to a Security which provides for the payment of Additional Amounts pursuant to Section 3.4 or otherwise, includes such Additional Amounts.

“Interest Payment Date” with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Letter of Representations” has the meaning specified in Section 2.1(c)(vi).

“Lien” has the meaning specified in Section 3.5.

“Market Exchange Rate” has the meaning specified in Section 2.12(g).

“Maturity” with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in or pursuant to this Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or repurchase, notice of option to elect repayment or otherwise, and includes the Redemption Date.

“Officer” means the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company or the Guarantor.

“Officers’ Certificate” means a certificate signed by the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 11.5, if and to the extent required hereby.

“Opinion of Counsel” means an opinion (or opinions) in writing signed by legal counsel who may be an employee of or counsel to the Company and who shall be satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 11.5, if and to the extent required hereby.

“Original Issue Discount Security” means any Security which provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.1.

“Outstanding” when used with reference to Securities, shall, subject to the provisions of Sections 7.4 and 11.11, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

(a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount and in the specified Currency shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company for the Holders of such Securities (if the Company shall act as its own Paying Agent), provided that if such Securities, or portions thereof, are to be redeemed prior to the Maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.9 (except with respect to any such Security as to which proof satisfactory to the Trustee and the Company is presented that such Security is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Company).

“Participant” means, with respect to any Depositary, a Person who has an account with the Depositary and, with respect to DTC, shall include Euroclear and Clearstream.

“Paying Agent” means any Person (which may include the Company) authorized by the Company to pay the principal of or interest, if any, on any Security.

“Payor” has the meaning specified in Section 3.4.

“Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity.

“Place of Payment,” when used with respect to the Securities of any Series, means the place or places where the principal of and interest, if any, on the Securities of that Series are payable as specified pursuant to Section 3.2.

“Preferred Stock” means any Capital Stock with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“principal” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include “and premium, if any.”

“Redemption Date” with respect to any Security or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture or such Security.

“Registrar” has the meaning specified in Section 2.8(h)(i).

“Relevant Tax Jurisdiction” has the meaning specified in Section 3.4.

“Responsible Officer” when used with respect to the Trustee shall mean any officer assigned to the International Corporate Trust Department (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 5.9, Section 5.11 and Section 6.1(b) shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

“Security Register” has the meaning specified in Section 2.8(h)(i).

“Series” or “Series of Securities” means a series of Securities. Subject to Section 2.3, the Securities of a Series shall be identical.

“Stated Maturity” with respect to any Security or any installment of principal thereof or interest thereon or any Additional Amounts with respect thereto, means the date established by or pursuant to this Indenture or such Security as the fixed date on which the principal of such Security or such installment of principal or interest is, or such Additional Amounts are, due and payable.

“Subsidiary” means with respect to any Person, any other Corporation, partnership or other entity, of which at least a majority of the outstanding stock, partnership interests or other securities, as the case may be, having by the terms thereof ordinary voting power to elect a majority of the board of directors of such Corporation, partnership or other entity (irrespective of whether or not at the time stock, partnership interests or other securities, as the case may be, of any other class or classes of such Corporation, partnership or other entity, shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or by one or more Subsidiaries of such Person.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the Person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article Six, any successor trustee.

“United States of America” or “United States” means the fifty states constituting the United States of America as of the date of this Indenture.

“Valuation Date” has the meaning specified in Section 2.12.

“Vice President” when used with respect to the Company or the Guarantor, means any vice president, whether or not designated by a number or a word or words added before or after the title of “vice president.”

ARTICLE TWO

SECURITIES

SECTION 2.1 Forms Generally. (a) The Securities of each Series shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to a Board Resolution and set forth in an Officers’ Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture (the provisions of which shall be appropriate to reflect the terms of each Series of Securities, including the Currency or authorized denominations, which may be Dollars or any Foreign Currency) and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the Officer executing such Securities as evidenced by such Officer’s execution of the Securities.

The Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officer executing such Securities as evidenced by such Officer’s execution of such Securities.

(b) Each Global Security shall represent such aggregate principal amount of the Outstanding Securities of such Series as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of Outstanding Securities of such Series from time to time endorsed thereon and that the aggregate principal amount of Outstanding Securities of such Series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of Outstanding Securities represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in connection with any transfer of a beneficial interest therein pursuant to Section 2.8 hereof.

(c) Book-Entry Procedures.

(i) This Section 2.1(c) shall apply only to Global Securities. Participants and Indirect Participants shall have no rights under this Indenture or any Global Security with respect to any Global Security held on their behalf by the Depositary or by the Custodian for the Depositary, and the Depositary (or its nominee) shall be treated by the Company, the Trustee, each Agent and any agent of the Company, the Trustee or any Agent as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Agent or any agent of the Company, the Trustee or any Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(ii) All of the Global Securities shall be registered in the Security Register in the name of the Depositary or its nominee; provided that if the Depositary shall request that the Securities of such Series be registered in the name of a different nominee, the Trustee shall exchange all or any portion of the Securities of such Series for an equal aggregate principal amount of Securities of such Series registered in the name of such nominee or nominees of the Depositary. No Person other than the Depositary or its nominee shall be entitled to receive from the Company or the Trustee either a Security or any other evidence of ownership of the Securities of such Series, or any right to receive any payment in respect thereof, unless the Depositary or its nominee shall transfer record ownership of all or any portion of the Securities of such Series on the Security Register in connection with discontinuing the book-entry system as provided in Section 2.1(e) below or otherwise in accordance with the Global Security Legend.

(iii) So long as any Securities of such Series are registered in the name of the Depositary or any nominee thereof, all payments of the principal or redemption price of or interest on such Securities shall be made to the Depositary or its nominee on the dates provided for such payments under this Indenture and the Securities of such Series. Each such payment to the Depositary or its nominee shall be valid and effective to fully discharge all liability of the Company with respect to the principal or redemption price of or interest on the Securities of such Series to the extent of the sum or sums so paid. In the event of the redemption of less than all of the Securities of any Series Outstanding, the Trustee shall not require surrender by the Depositary or its nominee of the Securities of such Series so redeemed, but the Depositary (or its nominee) may retain such Securities and make an appropriate notation on the Security certificate as to the amount of such partial redemption; provided that the Depositary shall deliver to the Trustee, upon request, a written confirmation of such partial redemption and thereafter the records maintained by the Trustee shall be conclusive as to the principal amount of the Securities of such Series which have been redeemed.

(iv) The Company and the Trustee may treat the Depositary (or its nominee) as the sole and exclusive Holder of the Securities of any Series registered in its name for the purposes of payment of the principal or redemption price of or interest on the Securities of such Series, selecting the Securities of such Series or portions thereof to be redeemed, giving any notice permitted or required to be given to Holders under this Indenture, registering the transfer of Securities of such Series, obtaining any consent or other action to be taken by Holders and for all other purposes whatsoever; and neither the Company, the Trustee, nor any Agent shall be affected by any notice to the contrary. Neither the Company, the Trustee nor any Agent shall have any responsibility or obligation to any Participant or Indirect Participant, any Person claiming a beneficial ownership interest in the Securities of such Series under or through the Depositary or any Participant or Indirect Participant, or any other Person which is not shown on the Security Register as being a Holder, with respect to (1) the Securities of such Series, (2) the accuracy of any records maintained by the Depositary or any Participant or Indirect Participant, (3) the payment by the Depositary or any Participant or Indirect Participant of any amount in respect of the principal or redemption price of or interest on the Securities of such Series, (4) any notice which is permitted or required to be given to Holders under this Indenture, (5) the selection by the Depositary or any Participant or Indirect Participant of any Person to receive payment in the event of a partial redemption of the Securities of a Series, and (6) any consent given or other action taken by the Depositary as Holder.

(v) So long as the Securities of any Series or any portion thereof are registered in the name of the Depositary or any nominee thereof, all notices required or permitted to be given to the Holders of such Securities under this Indenture shall be given to the Depositary.

(vi) So long as the Securities of any Series or any portion thereof are to be registered in the name of the Depositary or any nominee thereof, at or prior to settlement for the Securities of any Series subject to this Section 2.1(c), the Company and the Trustee (if required by the Depositary) shall execute, or signify their approval of, a letter of representations or such other writing requested by the Depositary (the “Letter of Representations”) applicable to the Securities of such Series. Any successor Trustee shall, in its written acceptance of its duties under this Indenture, agree to take any actions necessary from time to time to comply with the requirements of the Letter of Representations.

(d) The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream, or any successor publications, shall be applicable to transfers of beneficial interests in Global Securities that are held by Euroclear or Clearstream as Depositary or as Participants in DTC.

(e) The Company shall exchange Global Securities of any Series for Definitive Securities of such Series if (i) at any time the Depositary notifies the Company that it is unwilling or unable to continue to act as Depositary for the Global Securities of such Series or if at any time the Depositary shall no longer be eligible to act as such because it ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company shall not have appointed a successor Depositary within 90 days after the Company receives such notice or becomes aware of such ineligibility; (ii) the Company, at its option, determines that the Global Securities shall be exchanged for Definitive Securities and delivers a written notice to such effect to the Trustee; or (iii) upon written request of the Depositary if an Event of Default shall have occurred and be continuing.

Upon the occurrence of any of the events set forth in clauses (i), (ii) or (iii) of Section 2.1(e) above, the Company shall execute, and, upon receipt of an order in accordance with Section 2.4 hereof, the Trustee shall authenticate and deliver, Definitive Securities of such Series, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Securities of such Series in exchange for such Global Securities.

Upon the exchange of a Global Security of a Series for Definitive Securities of such Series, such Global Securities shall be cancelled by the Trustee. Definitive Securities of a Series issued in exchange for a Global Security of such Series pursuant to this Section 2.1 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or its Applicable Procedures, shall instruct the Trustee in writing. The Trustee shall deliver such Definitive Securities to or as directed in writing by the Persons in whose names such Definitive Securities are so registered or to the Depositary.

SECTION 2.2 Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

This is one of the Securities of the Series designated herein and referred to in the within-mentioned Indenture.

,
as Trustee

By
Authorized Signatory

[or

,
as Authenticating Agent

By
Authorized Signatory]

Dated:

SECTION 2.3 Amount Unlimited; Issuable in Series. (a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

(b) The Securities may be issued in one or more Series and each such Series shall rank equally and pari passu with all other unsubordinated debt of the Company. There shall be established in or pursuant to a Board Resolution and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any Series:

(1) the title of the Securities of the Series (which title shall distinguish the Securities of the Series from all other Securities issued by the Company);

(2) any limit upon the aggregate principal amount of the Securities of the Series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Sections 2.8, 2.9, 2.11 or 12.3);

(3) if other than 100% of their principal amount, the percentage of their principal amount at which the Securities of the Series will be offered;

(4) the date or dates on which the principal of the Securities of the Series is payable;

(5) the rate or rates, which may be fixed or variable, at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the record dates for the determination of Holders to whom interest and principal is payable;

(6) the Place or Places of Payment where the principal and interest on Securities of the Series shall be payable (if other than as provided in Section 3.2);

(7) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the Series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;

(8) if Original Issue Discount Securities, the portion of the principal amount of Securities of the Series which shall be payable upon declaration of acceleration of the Maturity pursuant to Section 5.1 or provable in bankruptcy pursuant to Section 5.2;

(9) the obligation, if any, of the Company to redeem, purchase or repay Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices in the Currency in which the Securities of such Series are payable, at which and the period or periods within which and the terms and conditions upon which Securities of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(10) if other than minimum authorized denominations of $2,000 and any integral multiple of $1,000 in excess thereof, or, if other than in Dollars, units of 2,000 in the applicable Foreign Currency and units of 1,000 in excess thereof, the authorized denominations in which Securities of the Series shall be issuable;

(11) the form of the Securities, including such legends as required by this Indenture, by law or as the Company deems necessary or appropriate;

(12) whether the Securities of such Series shall be issuable or issued in the form of one or more Global Securities and, if so, whether on what terms the Global Securities shall be exchangeable for Definitive Securities of such Series (if other than as provided in Section 2.1(e)) and the name of the Depositary for such Global Security (if other than DTC);

(13) the Currency or Currencies in which payments of interest or principal and other amounts are payable with respect to the Securities of the Series are to be denominated, payable, redeemable or repurchasable, as the case may be;

(14) whether, and under what circumstances, the Securities of any Series shall be convertible into Securities of any other Series;

(15) if other than the Trustee, any trustees or Agents with respect to the Securities of such Series;

(16) if the Securities of such Series do not bear interest, the applicable dates for purposes of Section 4.1 hereof;

(17) any deletions from, modifications of or additions to the Events of Default or covenants of the Company or the Guarantor with respect to Securities of the Series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(18) whether, and under what circumstances and the Currency in which, the Guarantor or any successor to the Guarantor or the Company will pay Additional Amounts as contemplated by Section 3.4 on the Securities of the Series in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities in the event such Additional Amounts (and the terms of any such option); and

(19) any other terms or conditions upon which the Securities of the Series are to be issued (which terms shall not be inconsistent with the provisions of this Indenture).

SECTION 2.4 Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any Series executed by the Company to the Trustee for authentication, together with an Officers’ Certificate for the authentication and delivery of such Securities, and the Trustee shall thereupon authenticate and deliver such Securities in accordance with such Officers’ Certificate. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive and shall be fully protected in relying upon:

(1) a copy of any Board Resolution(s) authorizing the action taken pursuant to clause (2) or (3) below;

(2) if the form and terms of such Securities have been established by or pursuant to a supplement to this Indenture, an executed supplemental indenture, setting forth the form and terms of the Securities of such Series as required pursuant to Sections 2.1 and 2.3, respectively, and prepared in accordance with Section 8.1;

(3) if the form and terms of such Securities have been established by or pursuant to a Board Resolution but not a supplement to this Indenture, an Officers’ Certificate setting forth the form and terms of the Securities of such Series as required pursuant to Sections 2.1 and 2.3, respectively, and prepared in accordance with Section 11.5;

(4) if the form and terms of such Securities have been established by or pursuant to a supplement to this Indenture, an Officers’ Certificate prepared in accordance with Section 8.4 and Section 11.5;

(5) an Opinion of Counsel, prepared in accordance with Section 11.5 (and Section 8.4, to the extent applicable), to the effect that:

(a) the form or forms of such Securities have been established by or pursuant to a Board Resolution or by a supplemental indenture as permitted by Section 2.1 in conformity with the provisions of this Indenture;

(b) to the extent applicable, the terms of such Securities have been established by or pursuant to a Board Resolution and set forth in an Officers’ Certificate as permitted by Section 2.3 in conformity with the provisions of this Indenture;

(c) such Securities have been duly authorized by the Company, and, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms (subject, as to enforceability, to applicable bankruptcy, reorganization, insolvency, conservatorship, moratorium, receivership or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity);

(d) the registration statement, if any, relating to the Securities of such Series and any amendments thereto has become effective under the Securities Act and to the knowledge of such counsel, no stop order suspending the effectiveness of such registration statement has been issued and no proceedings for that purpose have been instituted or threatened by the U.S. Securities and Exchange Commission;

(e) all conditions precedent provided for in this Indenture to the authentication and delivery of the Securities of such Series by the Trustee have been complied with; and

(f) this Indenture has been qualified under the Trust Indenture Act or that it is not necessary to qualify the Indenture under the Trust Indenture Act.

If all the Securities of any Series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel at the time of issuance of each Security, but such opinion shall be delivered at or before the time of issuance of the first Security of such Series. After any such first delivery, an Officers’ Certificate directing the Trustee authenticate and deliver Securities of such Series for original issue will be deemed to be a certification by the Company that all conditions precedent provided for in this Indenture relating to authentication and delivery of such Securities continue to have been complied with.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Company or if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties, immunities or indemnities under this Indenture in a manner not acceptable to the Trustee.

Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.10, together with an Officers’ Certificate (which need not comply with Section 11.5 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the

Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights under this Indenture as any Agent.

SECTION 2.5 Execution of Securities. The Securities shall be signed on behalf of the Company by one Officer of the Company. Such signature may be the manual or facsimile signature of the present or any future such Officers. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any Officer of the Company who shall have signed any of the Securities (or any Officer of the Guarantor if there shall be required by the form of such Series of Securities a separate notation of the Guarantee) shall cease to be such Officer before the Security so signed shall be authenticated (in the case of the Securities) and delivered by the Trustee or disposed of by the Company or the Guarantor, as the case may be, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Security had not ceased to be such Officer of the Company or the Guarantor, as the case may be; and any Security may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Security (or Guarantee, as applicable), shall be an Officer of the Company or the Guarantor, as applicable, although at the date of the execution and delivery of this Indenture any such Person was not such an Officer.

SECTION 2.6 Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized signatories (or executed by an authorized officer of the authenticating agent as provided in Section 2.1 and Section 2.4), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

SECTION 2.7 Denomination and Date of Securities; Payments of Interest. The Securities shall be issuable in denominations as shall be specified or as contemplated by Section 2.3(b)(10). Interest shall be computed, except as may be otherwise provided in the Board Resolution and Officers’ Certificate or supplemental indenture establishing the relevant Series, on the basis of a 360-day year of twelve 30-day months. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the Officers of the Company and the Guarantor executing the same may determine as evidenced by the execution thereof.

Each Security shall be dated the date of its authentication. Interest on each Security shall accrue from and be payable on the dates and at the rates per annum and on such other terms, in each case, which shall be specified as contemplated by Section 2.3.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for the payment of such interest.

The term “record date” as used with respect to any Interest Payment Date (except for a date for payment of defaulted interest) shall mean the date specified as such in the terms of the Securities of any particular Series, or, if no such date is so specified, if such Interest Payment Date is the first day of a calendar month, the close of business on the fifteenth day of the next preceding calendar month or, if such Interest Payment Date is the fifteenth day of a calendar month, the close of business on the first day of such calendar month, whether or not such record date is a Business Day.

Any interest on any Security of any Series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (called “defaulted interest” for the purpose of this Section) shall forthwith cease to be payable to the Holder on the relevant record date by virtue of his having been such Holder; and such defaulted interest may be paid by the Company or the Guarantor, as the case may be, at its election in each case, as provided in clause (1) or clause (2) below:

(1) The Company or the Guarantor, as the case may be, may elect to make payment of any defaulted interest to the Persons in whose names any such Securities (or their respective predecessor Securities) are registered at the close of business on a special record date for the payment of such defaulted interest, which shall be fixed in the following manner. At least thirty (30) days prior to the date of any proposed payment, the Company or the Guarantor, as the case may be, shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security of such Series and the date of the proposed payment, and at the same time the Company or the Guarantor, as the case may be, shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this subsection provided. Thereupon the Trustee shall fix a special record date for the payment of such defaulted interest in respect of Securities of such Series which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company and the Guarantor of such special record date and, in the name and at the expense of the Company or the Guarantor, shall cause notice of the proposed payment of such defaulted interest and the special record date thereof to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such defaulted interest and the special record date therefor having been mailed as aforesaid, such defaulted interest in respect of Securities of such Series shall be paid to the Person in whose names such Securities (or their respective predecessor Securities) are registered on such special record date and such defaulted interest shall no longer be payable pursuant to the following clause (2).

(2) The Company or the Guarantor, as the case may be, may make payment of any defaulted interest on the Securities of any Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of that Series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company or the Guarantor, as the case may be, to the Trustee of the proposed payment pursuant to this clause (2), such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid which were carried by such other Security.

SECTION 2.8 Registration, Transfer and Exchange.

(a) Transfer And Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Upon the occurrence of any of the events set forth in Section 2.1(e) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.9 and 2.11 hereof. Except as provided above, every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.8 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. Unless otherwise specified with respect to any Securities pursuant to Section 2.3, a Global Security may not be exchanged for another Security other than as provided in Section 2.1(e) or this Section 2.8(a), and beneficial interests in a Global Security may not be transferred and exchanged other than as provided in Section 2.8(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture, the Securities and the Applicable Procedures.

(i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Security. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.8(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.8(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities, the Trustee shall adjust the principal amount of the relevant Global Security(ies) pursuant to Section 2.8(h) hereof.

(c) Transfer and Exchange of Beneficial Interests in Global Securities for Definitive Securities. Subject to Section 2.8(a) hereof, if any holder of a beneficial interest in a Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the applicable conditions set forth in Section 2.8(b)(ii) hereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.8(h) hereof, the aggregate principal amount of the applicable Global Security, and the Company shall execute, and, upon receipt of an Officers’ Certificate in accordance with Section 2.4 hereof, the Trustee shall authenticate and deliver a Definitive Security in the appropriate principal amount to the Person identified in written instructions delivered to the Registrar by the Depositary. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.8(c) shall be registered in such name or names and in such authorized denomination or denominations as the Depositary shall designate in such instructions. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered.

(d) Transfer and Exchange of Definitive Securities for Beneficial Interests in the Global Securities.

(i) Transfer or Exchange of Definitive Securities to Beneficial Interests in Global Securities. A Holder of a Definitive Security may exchange such Definitive Security for a beneficial interest in a Global Security or transfer such Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Security and increase or cause to be increased in a corresponding amount pursuant to Section 2.8(h) hereof the aggregate principal amount of one of the Global Securities.

(ii) Issuance of Global Securities. If any such exchange or transfer of a Definitive Security for a beneficial interest in a Global Security is effected pursuant to clause (i) above at a time when a Global Security has not yet been issued, the Company shall issue and, upon receipt of an order in accordance with Section 2.4 hereof, the Trustee shall authenticate one or more Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(e) Transfer and Exchange of Definitive Securities for Definitive Securities. A Holder of Definitive Securities may transfer such Definitive Securities to a Person who takes delivery thereof in the form of a Definitive Security. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.8(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company and the Registrar duly executed by such Holder. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, as may be reasonably required by the Company to the effect that such transfer or exchange complies with applicable securities laws. Upon receipt of a request to register such a transfer, the Registrar shall register the exchange of Definitive Securities in accordance with the instructions from the Holder thereof.

(f) Global Security Legend. The following legend shall appear on the face of all Global Securities issued under this Indenture unless specifically stated otherwise with respect to any Securities pursuant to Section 2.3.

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.8 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.8(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the aggregate principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, the aggregate principal amount of such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(i) With respect to the Securities of each Series, the Company shall cause to be kept a register (each such register being herein sometimes referred to as the “Security Register”) at an office or agency for such Series in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Securities of such Series and of transfers of the Securities of such Series. Such office or agency shall be the “Registrar” for that Series of Securities. Unless otherwise specified in or pursuant to this Indenture or the Securities, the Trustee shall be the initial Registrar for each Series of Securities. The Company shall have the right to remove and replace from time to time the Registrar for any Series of Securities; provided that no such removal or replacement shall be effective until a successor Registrar with respect to such Series of Securities shall have been appointed by the Company and shall have accepted such appointment by the Company. In the event that the Trustee shall not be or shall cease to be Registrar with respect to a Series of Securities, it shall have the right to examine the Security Register for such Series at all reasonable times. There shall be only one Security Register for each Series of Securities.

(ii) Upon surrender for registration of transfer of any Definitive Security of any Series at any office or agency for such Series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Definitive Securities of the same Series denominated as authorized in or pursuant to this Indenture, of a like aggregate principal amount bearing a number not contemporaneously Outstanding and containing identical terms and provisions.

(iii) At the option of the Holder, Definitive Securities of any Series may be exchanged for other Definitive Securities of the same Series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any office or agency for such Series. Whenever any Definitive Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Definitive Securities which the Holder making the exchange is entitled to receive.

(iv) Every Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Registrar for such Security) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar for such Security duly executed by the Holder thereof or his attorney duly authorized in writing.

(v) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 8.5 and 12.3 hereof).

(vi) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company and the Guarantor, evidencing the same debt as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

(vii) Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Article Twelve hereof and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date (including a regular record date) and the next succeeding Interest Payment Date.

(viii) Prior to due presentment for the registration of transfer of any Security, the Trustee, the Company and each Agent may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, and interest on such Security and for all other purposes, in each case regardless of any notice to the contrary.

(ix) Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer or exchange imposed under this Indenture, any Security or under applicable law (including transfers between or among beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture or any Security, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(x) In connection with the transfer or exchange of any beneficial interest in a Global Security or any interest in a Definitive Security, in the event the Company reasonably believes that such transfer or exchange may violate any applicable securities laws, the Company may request from the transferee or transferor of such beneficial interest or Definitive Security as a condition to such transfer or exchange any additional certifications, documents and information, as applicable, as may be reasonably required by the Company.

SECTION 2.9 Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be destroyed, lost or stolen, the Company in its discretion may execute, and upon delivery of an Officers’ Certificate, the Trustee shall authenticate and deliver, a new Security of the same Series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Company, the Guarantor, the Trustee, any Agent and to any agent of the Company, the Guarantor, the Trustee or such Agent such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Upon the issuance of any substitute Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security) if the applicant for such payment shall furnish to the Company, the Guarantor and the Trustee and any agent of the Company, the Guarantor or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Guarantor, the Trustee and each Agent and any agent of the Company, the Guarantor, the Trustee or such Agent evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security of any Series issued pursuant to the provisions of this Section by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company and the Guarantor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such Series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by the law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.10 Cancellation of Securities. All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, shall, if surrendered to the Company, the Guarantor, any Agent or any agent of the Company, the Guarantor, the Trustee or such Agent, be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof, except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Securities in accordance with its customary procedures. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

SECTION 2.11 Temporary Securities. Pending the preparation of definitive Securities for any Series, the Company may execute and the Trustee shall authenticate and deliver temporary Securities for such Series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any Series may be issued in any authorized denomination, and substantially in the form of the definitive Securities of such Series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Company shall execute and shall furnish definitive Securities of such Series and thereupon temporary Securities of such Series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for that purpose pursuant to Section 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such Series a like aggregate principal amount of definitive Securities of the same Series of authorized denominations. Until so exchanged, the temporary Securities of any Series shall be entitled to the same benefits under this Indenture as definitive Securities of such Series.

SECTION 2.12 Currency and Manner of Payments in Respect of Securities.

(a) With respect to Securities of any Series with respect to which the Holders of such Securities have not made the election provided for in Section 2.12(b) below, the following payment provisions shall apply:

(1) Except as provided in Section 2.12(a)(2), (b), (c) or (e) below or in the Securities of any particular Series, payment of the principal of any Security will be made at the Place of Payment by delivery of a check in the Currency in which the Security is denominated on the payment date against presentation and, with respect to the final principal payment, surrender of such Security, and any interest on any Security will be paid at the Place of Payment by mailing a check in the Currency in which the Securities were issued to the Person entitled thereto at the address of such Person appearing on the Security Register.

(2) Payment of the principal of and interest on any Global Security will be made by wire transfer to the account of the Depositary or to such other account as directed in writing by the Depositary.

(3) Payment of the principal of and interest on such Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.

(b) With respect to Securities of any Series, the following payment provisions shall apply, except as otherwise provided in paragraphs (e) and (f) below:

(1) The Board of Directors may provide with respect to any Series of such Securities that Holders shall have the option to receive payments of principal of and interest on such Security in any of the Currencies which may be designated for such election in such Security by delivering to the Trustee a written election, in the form provided for in such Security, not later than the close of business on the record date immediately preceding the applicable payment date. Such election will remain in effect for such Holder until changed by the Holder by written notice to the Trustee (but any such change must be made not later than the close of business on the record date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change may be made with respect to payments to be made on any Security with respect to which notice of redemption has been given by the Company pursuant to Article Twelve). Any Holder of any such Security who shall not have delivered any such election to the Trustee not later than the close of business on the applicable record date will be paid the amount due on the applicable payment date in the relevant Currency as provided in paragraph (a) of this Section 2.12. Payment of the principal of any such Security will be made at the Place of Payment on the payment date against presentation and, with respect to the final principal payment, surrender of such Securities. Payment of principal and interest shall be made at the Place of Payment by mailing a check in the applicable Currency to the Person entitled thereto at the address of such Person appearing on the Security Register. The provisions of Sections 2.12(c), (d), (e), (f), (g) and (h) are applicable only if the Board of Directors has provided with respect to a Series that Holders should have the option to elect to receive payments of principal and interest in currencies designated in that election.

(2) Payment of the principal of and interest on any Global Security will be made by wire transfer to the account of the Depositary or to such other account as directed in writing by the Depositary.

(3) Payment of the principal of and interest on such Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.

(c) Not later than the fourth Business Day after the record date for each payment date, the Trustee will deliver to the Company a written notice specifying, in the Currency in which each Series of the Securities are denominated, the respective aggregate amounts of principal of and interest on the Securities to be made on such payment date, specifying the amounts so payable in respect of the Securities as to which the Holders shall have elected to be paid in another Currency as provided in paragraph (b) above. If the Board of Directors has provided for the election referred to in paragraph (b) above and if at least one Holder has made such election, then not later than the second Business Day preceding such record date the Company will deliver to the Trustee an Exchange Rate Officer’s Certificate in respect of the Dollar or Foreign Currency payments to be made on such payment date. The Dollar or Foreign Currency amount receivable by Holders of Securities who have elected payment in another Currency as provided in paragraph (b) above shall be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the second Business Day (the “Valuation Date”) prior to such payment date and set forth in the applicable Exchange Rate Officer’s Certificate.

(d) If a Conversion Event occurs with respect to a Foreign Currency in which any of the Securities are denominated or payable, then with respect to each date for the payment of principal of and interest on the applicable Foreign Currency denominated Securities occurring after the last date on which the Foreign Currency was so used (the “Conversion Date”), the Dollar shall be the Currency of payment for use on each such payment date. The Dollar amount to be paid by the Company to the Trustee and by the Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be, in the case of a Foreign Currency, the Dollar Equivalent of the Foreign Currency as determined by the Currency Determination Agent in the manner provided in paragraph (g) or (h) below.

(e) If the Holder of a Security elects payment in a specified Currency as provided for by paragraph (b) and a Conversion Event occurs with respect to such elected Currency, such Holder shall receive payment in the Currency in which payment would have been made in the absence of such election; and if a Conversion Event occurs with respect to the Currency in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars.

(f) The “Dollar Equivalent of the Foreign Currency” shall be determined by the Currency Determination Agent as of each Valuation Date and shall be obtained by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

(g) For purposes of this Section 2.12 the following term shall have the following meaning:

“Market Exchange Rate” shall mean for any Currency the noon Dollar buying rate for that Currency for cable transfers quoted in New York City on the Valuation Date as certified for customs purposes by the Federal Reserve Bank of New York. If such rates are not available for any reason with respect to one or more Currencies for which an exchange rate is required, the Currency Determination Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City or in the country of issue of the Currency in question, or such other quotations as the Currency Determination Agent shall deem appropriate. Unless otherwise specified by the Currency Determination Agent, if there is more than one market for dealing in any Currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such Currency shall be that upon which a nonresident issuer of securities designated in such Currency would purchase such Currency in order to make payments in respect of such securities.

(h) All decisions and determinations of the Currency Determination Agent regarding the Dollar Equivalent of the Foreign Currency and the Market Exchange Rate as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Guarantor and the Trustee for the relevant Series of Securities and all Holders of such Securities. In the event that a Conversion Event has occurred with respect to a Foreign Currency, the Company, after learning thereof, will immediately give written notice thereof to the Trustee (and the Trustee will promptly thereafter give notice in the manner provided in Section 11.4 to the affected Holders) specifying the Conversion Date. The Trustee shall be fully justified and protected in relying on and acting upon the information so received by it from the Company and the Currency Determination Agent and shall not otherwise have any duty or obligation to determine such information independently. The Trustee shall have no liability or responsibility with respect to, or obligation or duty to monitor, determine or inquire as to whether or not a Conversion Date has occurred.

SECTION 2.13 CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall indicate the “CUSIP” or “ISIN” numbers of the Securities in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers.

SECTION 2.14 Securities in Global Form. If Securities of or within a Series are issuable in whole or in part in global form, any such Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced or increased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein or in the Officers’ Certificate to be delivered to the Trustee pursuant to Section 2.4 or, if applicable, 2.8 or 2.11. Subject to the provisions of Section 2.4 and, if applicable, Section 2.8 or 2.11, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Officers’ Certificate. Any Officers’ Certificate delivered by the Company with respect to endorsement or deliver or redelivery of a Security in global form shall be in writing but need not comply with Section 11.5 and need not be accompanied by an Opinion of Counsel.

The provisions of the second paragraph of Section 2.4 shall apply to any Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with an Officers’ Certificate (which need not comply with Section 11.5 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last paragraph of Section 2.4.

Notwithstanding the provisions of Section 3.1, unless otherwise specified as contemplated by Section 2.4, payment of principal of and interest on any Security in permanent global form shall be made to the Person or Persons specified in such Security.

ARTICLE THREE

COVENANTS

SECTION 3.1 Payment of Principal, any Premium, Interest and Additional Amounts. The Company covenants and agrees for the benefit of each Series of Securities that it will duly and punctually pay or cause to be paid (in the Currency in which the Securities of such Series are payable, except as otherwise provided pursuant to Section 2.3 for the Securities of such Series and except as provided in Section 2.12(b), (d) and (e) hereof) the principal of, any premium and interest on, if any, and any Additional Amounts, if any, with respect to, each of the Securities of such Series in accordance with the terms of the Securities of such Series and this Indenture.

SECTION 3.2 Offices for Notices and Payment, etc. So long as any of the Securities remain Outstanding, the Company and the Guarantor shall maintain the following for each Series: an office or agency in each Place of Payment (a) where the Securities may be presented or surrendered for payment, (b) where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided and (c) where notices and demands to or upon the Company or the Guarantor in respect of the Securities, the Guarantee or of this Indenture (other than the type contemplated by Section 11.8) may be served. The Company or the Guarantor will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. In case the Company or the Guarantor shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations, surrenders and demands may be made and notices may be served at the Corporate Trust Office of the Trustee. Unless otherwise specified pursuant to Section 2.3, the Trustee is initially appointed Paying Agent and Registrar.

The Company and the Guarantor may also from time to time designate one or more other offices or agencies where the Securities of one or more Series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company or the Guarantor of its obligation to maintain an office or agency in each Place of Payment for Securities of any Series for such purposes. The Company and the Guarantor shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise provided in or pursuant to this Indenture, the Company and the Guarantor hereby designate as the Place of Payment for each Series of Securities the Borough of Manhattan, The City of New York, and initially appoint the

Corporate Trust Office of the Trustee as the office or agency of the Company in the Borough of Manhattan, The City of New York for such purpose. The Company and the Guarantor may subsequently appoint a different office or agency in the Borough of Manhattan, The City of New York and additional Places of Payment for the Securities of any Series.

Unless otherwise specified with respect to any Securities pursuant to Section 2.3, if and so long as the Securities of any Series (i) are denominated in a Foreign Currency or (ii) may be payable in a Foreign Currency, or (iii) so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such Series of Securities, or as so required, at least one exchange rate agent.

SECTION 3.3 Money for Securities Payments to Be Held in Trust. (a) If the Company shall at any time act as its own Paying Agent, or if the Guarantor shall act as Paying Agent, with respect to any Series of Securities, it shall, on or before each due date of the principal of, any premium, interest on, if any, or Additional Amounts, if any, with respect to, any of the Securities of such Series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the Currency or Currencies, Currency unit or units or composite Currency or Currencies in which the Securities of such Series are payable (except as otherwise specified pursuant to Section 2.3 for the Securities of such Series) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee in writing of its action or failure so to act.

(b) Whenever the Company shall have one or more Paying Agents for any Series of Securities, it shall, prior to 10:00 a.m., New York City time, on each due date of the principal of, any premium or interest on, if any, or Additional Amounts, if any, with respect to, any Securities of such Series, deposit with any Paying Agent a sum (in the Currency or Currencies, Currency unit or units or composite Currency or Currencies described in the preceding paragraph) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of its action or failure so to act.

(c) The Company shall cause each Paying Agent for any Series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Company, subject to the provisions of this Section, that such Paying Agent shall:

(1) hold all sums held by it for the payment of the principal of, any premium or interest on, if any, or Additional Amounts, if any, with respect to Securities of such Series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;

(2) give the Trustee notice of any default by the Company or the Guarantor (or any other obligor upon the Securities of such Series) in the making of any payment of principal, any premium or interest on, if any, or Additional Amounts, if any, with respect to the Securities of such Series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

(d) The Company or the Guarantor may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by written direction of the Company or Guarantor, as applicable, direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company, the Guarantor or such Paying Agent, such sums to be held by the Trustee in trust in accordance with this Indenture; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

(e) Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Company or the Guarantor, in trust for the payment of the principal of, any premium or interest on, if any, or Additional Amounts, if any, with respect to, any Security of any Series and remaining unclaimed for two years after such principal or any such premium or interest or any such Additional Amounts shall have become due and payable shall be paid to the Company on written request of the Company (or if deposited by the Guarantor, paid to the Guarantor on written request of the Guarantor), or (if then held by the Company or the Guarantor) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantor for payment thereof, and all liability of the trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, but shall not be required to, at the expense of the Company and the Guarantor cause to be published once, in an Authorized Newspaper in each Place of Payment for such Series or to be mailed to Holders of Securities of such Series, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing nor shall it be later than two years after such principal and any premium or interest or Additional Amounts shall have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Company or the Guarantor, as the case may be.

SECTION 3.4 Additional Amounts. If any taxes, assessments or other governmental charges are imposed by the jurisdiction, other than the United States, where the Guarantor or a successor to the Company or the Guarantor (a “Payor”) is organized or otherwise considered to be a resident for tax purposes, any jurisdiction, other than the United States, from or through which the Payor makes a payment on the Securities of any Series, or, in each case, any political organization or governmental authority thereof or therein having the power to tax (the “Relevant Tax Jurisdiction”) in respect of any payments under the Securities of such Series, the Payor shall pay to each Holder of any such Security, to the extent it may lawfully do so, such Additional Amounts as may be necessary in order that the net amounts paid to such Holder will be not less than the amount specified in such Security to which such Holder is entitled; provided, however, the Payor shall not be required to make any payment of Additional Amounts for or on account of:

(a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership, limited liability company or corporation) and the Relevant Tax Jurisdiction including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of a Security (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later;

(b) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

(c) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of (or in respect of) principal of, premium, if any, or any interest on, the Securities of such Series;

(d) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Securities of such Series to comply with a request of the Payor addressed to the Holder to provide information, documents or other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner which is required by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(e) any combination of the above;

nor will Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any Securities of such Series to any Holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Relevant Tax Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or limited liability company or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of such Securities.

The Payor shall provide the Trustee with the official acknowledgment of the relevant tax authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing the payment of the withholding taxes by the Payor. Copies of such documentation shall be made available to the Holders of the Securities of such Series or the Paying Agent, as applicable, upon written request therefor.

Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any Series or the net proceeds received on the sale or exchange of any Security of any Series, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such Series established hereby or pursuant hereto to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Except as otherwise provided in or pursuant to this Indenture or the Securities of the applicable Series, at least 10 days prior to the first Interest Payment Date with respect to such Series of Securities (or if the Securities of such Series shall not bear interest prior to Maturity, the first day on which a payment of principal is made), and at least 10 days prior to each date of payment of principal or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company shall furnish to the Trustee and the Paying Agent or Paying Agents, if other than the Trustee, an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and premium, if any, or interest on, if any, and Additional Amounts, if any, with respect to the Securities of such Series shall be made to Holders of Securities of such Series without withholding for or on account of any tax, assessment or other governmental charge. If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities, that the Company will pay all such amounts required to be withheld to the relevant governmental authority and the Company agrees to pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold each of them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section 3.4.

SECTION 3.5 Limitation on Liens on Stock of Designated Subsidiaries. So long as any Securities are Outstanding, neither the Company nor the Guarantor will, nor will it permit any of their respective Subsidiaries to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness secured by any mortgage, pledge, lien, security interest or other encumbrance (a “Lien”) upon any shares of Capital Stock of any Designated Subsidiary (whether such shares of stock are now owned or hereafter acquired) without effectively providing concurrently that the Securities (and, if the Company and the Guarantor so elect, any other Indebtedness of the Company that is not subordinate to the Securities and with respect to which the governing instruments require, or pursuant to which the Company is otherwise obligated, to provide such security) shall be secured equally and ratably with such Indebtedness for at least the time period such other Indebtedness is so secured.

SECTION 3.6 Limitation on Disposition of Stock of Designated Subsidiaries. So long as any Securities are outstanding and except in a transaction otherwise permitted by this Indenture, neither the Company nor the Guarantor will issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, Capital Stock (other than Preferred Stock having no voting rights) of any Designated Subsidiary, and will not permit any Designated Subsidiary (other than to the Company or the Guarantor) to issue any shares (other than the director’s qualifying shares and Preferred Stock having no voting rights) of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, Capital Stock (other than Preferred Stock having no voting rights) of any Designated Subsidiary, if, after giving effect to any such transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, the Company or the Guarantor, as the case may be, would own, directly or indirectly, less than 80% of the shares of Capital Stock of such Designated Subsidiary (other than Preferred Stock having no voting rights); provided, however, that (i) the foregoing shall not prevent any issuance, sale, assignment, transfer or other disposition by the Company or the Guarantor if the consideration is at least at fair market value as determined in good faith by the Guarantor’s Board of Directors pursuant to a Guarantor’s Board Resolution and (ii) the foregoing shall not prohibit any such issuance or disposition of securities if required by any law or any regulation or order of any governmental or insurance regulatory authority. Notwithstanding the foregoing, (i) the Company or the Guarantor, as the case may be, may merge or consolidate any Designated Subsidiary into or with another direct or indirect Subsidiary of the Guarantor, the shares of capital stock of which the Guarantor owns directly or indirectly at least 80%, and (ii) the Company or the Guarantor, as the case may be, may, subject to the provisions of Article Nine, sell, assign, transfer or otherwise dispose of the entire Capital Stock of any Designated Subsidiary at one time for at least a fair market value consideration as determined in good faith by the Guarantor’s Board of Directors pursuant to a Guarantor’s Board Resolution.

SECTION 3.7 Corporate Existence. Subject to Article Nine, the Company and the Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective organizational existence and rights (constitutive and statutory) and franchises; provided, however, that the foregoing shall not obligate the Company or the Guarantor to preserve any such right or franchise if the Company or the Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of their respective business and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 3.8 Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 3.5, 3.6, 3.7 or 3.11 with respect to the Securities of any Series if before the time for such compliance the Holders of at least a majority in aggregate principal amount at Maturity of the Outstanding Securities of such Series, by act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 3.9 Company Statement as to Compliance; Notice of Certain Defaults.

(1) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year (which fiscal year shall end on December 31, unless the Company otherwise notifies the Trustee in writing), a written statement (which need not be contained in or accompanied by an Officers’ Certificate) signed by an Officer that is the principal executive officer, the principal financial officer or the principal accounting officer of the Company, stating that

(a) a review of the activities of the Company during such year and of its performance under this Indenture has been made under his or her supervision, and

(b) to the best of his or her knowledge, based on such review, (a) the Company has complied with all the conditions and covenants imposed on it under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant, specifying each such default known to him or her and the nature and status thereof, and (b) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default, or, if such an event has occurred and is continuing, specifying each such event known to him and the nature and status thereof.

(2) The Company shall deliver to the Trustee, within five days after the occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would become an Event of Default pursuant to clause (c) of Section 5.1.

(3) The Trustee shall have no duty to monitor the Company’s compliance with the covenants contained in this Article Three other than to require delivery of the certificate specifically set forth in this Section 3.9.

SECTION 3.10 Guarantor Statement as to Compliance; Notice of Certain Defaults.

(1) The Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year (which fiscal year shall end on December 31, unless the Guarantor otherwise notifies the Trustee in writing), a written statement (which need not be contained in or accompanied by a Guarantor’s Officer’s Certificate) signed by an Officer that is the principal executive officer, the principal financial officer or the principal accounting officer of the Guarantor, stating that

(a) a review of the activities of the Guarantor during such year and of performance under this Indenture has been made under his or her supervision, and

(b) to the best of his or her knowledge, based on such review, (a) the Guarantor has complied with conditions and covenants imposed on it under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant, specifying each such default known to him or her and the nature and status thereof, and (b) no event has occurred and is continuing which constitutes, or which after notice or lapse of time or both would become, an Event of Default, or, if such an event has occurred and is continuing, specifying each such event known to him and the nature and status thereof.

(2) The Guarantor shall deliver to the Trustee, within five days after the occurrence thereof, written notice of any event which after notice or lapse of time or both would become an Event of Default pursuant to clause (c) of Section 5.1.

(3) The Trustee shall have no duty to monitor the Guarantor’s compliance with the covenants contained in this Article Three other than to require delivery of the certificate specifically set forth in this Section 3.10.

SECTION 3.11 Maintenance of Properties. The Company and the Guarantor will, and will cause their respective Subsidiaries to, cause all properties used or useful in the conduct of their respective businesses, or the business of any Subsidiary of the Company or of the Guarantor, to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company or the Guarantor, as applicable, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or the Guarantor from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of the Company or the Guarantor, as applicable, desirable in the conduct of the business of the Company or the Guarantor, or the business of any Subsidiary of the Company or the Guarantor, and not disadvantageous in any material respect to the Holders.

SECTION 3.12 Further Acts and Instruments. Upon request of the Trustee, the Company and the Guarantor will execute and deliver such further instruments and perform such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 3.13 Calculation of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (a) a written notice specifying the amount of original issue discount for U.S. federal income tax purposes (including daily rates and accrual periods), if any, accrued on Outstanding Securities as of the end of such year and (b) such other specific information relating to such original issue discount as may then be relevant under the Code, as amended from time to time.

ARTICLE FOUR

SECURITYHOLDERS’ LISTS AND REPORTS BY THE

ISSUER, GUARANTOR AND THE TRUSTEE

SECTION 4.1 Company and Guarantor to Furnish Trustee Information as to Names and Addresses of Securityholders. The Company and the Guarantor each covenants and agrees that they will furnish or cause to be furnished to the Trustee for the Securities of each Series a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Securities of each Series:

(a) semi-annually and not more than 15 days after each record date for the payment of interest on such Securities, as hereinabove specified, as of such record date and on dates to be determined pursuant to Section 2.3 for non-interest bearing securities in each year, and

(b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company or the Guarantor of any such request such list to be as of a date not more than 15 days prior to the time such information is furnished, provided, that if and so long as the Trustee shall be the Registrar for such Series, such list shall not be required to be furnished.

SECTION 4.2 Preservation and Disclosure of Securityholders’ Lists. (a) The Trustee for the Securities of each Series shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of each Series of Securities contained in the most recent list furnished to it as provided in Section 4.1 or maintained by the Trustee in its capacity as Registrar for such Series, if so acting. The Trustee may destroy any list furnished to it as provided in Section 4.1 upon receipt of a new list so furnished.

(b) In case three or more Holders of Securities of any Series (hereinafter referred to as “applicants”) apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of a particular Series (in which case the applicants must all hold Securities of such Series) or with Holders of all Securities with respect to their rights under this Indenture or under such Securities and such application is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

(i) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.2, or

(ii) inform such applicants as to the approximate number of Holders of Securities of such Series or all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this Section.

If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Securityholder of such Series or all Securities, as the case may be, whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities of such Series or all Securities, as the case may be, or could be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of such order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application. If the Commission shall refuse to accept the filing by the Trustee because the Company is not subject to the ongoing reporting requirements of Section 13 of 15(d) of the Exchange Act or otherwise, or otherwise communicates to the Company, the applicants or the Trustee that it does not have jurisdiction over the matter, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after such refusal or communication.

(c) Each and every Holder of Securities, by receiving and holding the same, agrees with the Company, the Guarantor and the Trustee that none of the Company, the Guarantor, the Trustee, any Agent or any agent of the Company, the Guarantor, the Trustee or such Agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with the provisions of subsection (b) of this Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under such subsection (b).

SECTION 4.3 Reports by the Company and Guarantor. The Guarantor or the Company, if the Company is no longer a Subsidiary of the Guarantor, covenants:

(a) to file with the Trustee for the Securities of each Series, within 15 days after the Company or the Guarantor, as the case may be, is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company or the Guarantor, as the case may be, may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act, or if the Company or the Guarantor, as the case may be, is not required to file information, documents, or reports pursuant to either of such Sections, then to file with the Trustee and the Commission, in accordance with applicable rules and regulations, if any, prescribed from time to time by the Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Exchange Act, or in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) to file with the Trustee and the Commission, in accordance with applicable rules and regulations, if any, prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Company or the Guarantor, as the case may be, with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and

(c) to transmit by mail to the Holders of Securities, as the names and addresses of such Holders appear upon the Security Register, in the manner required by Section 11.4, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents, and reports required to be filed by the Company or the Guarantor, as the case may be, pursuant to subsection (a) and (b) of this Section as may be required to be transmitted to such Holders by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or the Guarantor’s compliance with any of their respective covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.4 Reports by the Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act, if applicable, at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of this Indenture deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission, the Company and the Guarantor. The Company or the Guarantor, as the case may be, will promptly notify the Trustee in writing when the Securities are listed on any stock exchange and of any delisting thereof.

ARTICLE FIVE

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS

ON EVENT OF DEFAULT

SECTION 5.1 Event of Default Defined; Acceleration of Maturity; Waiver of Default. In case one or more of the following Events of Default (unless it is either inapplicable to a particular Series or it is specifically deleted from or modified in the instrument establishing such Series and the form of Security for such Series) shall have occurred and be continuing with respect to any Series of Securities:

(a) default in the payment of any installment of interest upon any Security of such Series, or any Additional Amounts payable with respect thereto, as and when such interest becomes or such Additional Amounts become due and payable, and continuance of such default for a period of 30 days; or

(b) default in the payment of the principal of or any premium on any Security of such Series, or any Additional Amounts payable with respect thereto, when such principal or premium becomes or such Additional Amounts become due and payable at their Maturity, upon redemption (for any sinking fund payment or otherwise), by declaration or otherwise; or

(c) failure on the part of the Company or the Guarantor, as the case may be, duly to observe or perform any other of the covenants or agreements on the part of the Company or the Guarantor in this Indenture, as the case may be, in the Securities of such Series, or in this Indenture contained and relating to such Series, for a period of 60 days after the date on which written notice specifying such failure and requiring the Company or the Guarantor, as the case may be, to remedy the same and stating that such notice is a “Notice of Default” hereunder shall have been given to the Company or the Guarantor, as the case may be, by the Trustee for the

Securities of such Series, or to the Company, the Guarantor and the Trustee by the Holders of at least 25% in aggregate principal amount at Maturity of the Securities of such Series at the time Outstanding in accordance with Section 11.4; or

(d) if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Company, the Guarantor or any of its Designated Subsidiaries (including, in each case, an Event of Default under any other Series of Securities), whether such Indebtedness now exists or shall hereafter be created or incurred, shall happen and shall consist of default in the payment of more than $30,000,000 in principal amount of such Indebtedness at the maturity thereof (after giving effect to any applicable grace period) or shall result in such Indebtedness in principal amount in excess of $30,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default shall not be cured or such acceleration shall not be rescinded or annulled within a period of 30 days after there shall have been given to the Company and the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of at least 25% in aggregate principal amount at Maturity of the Outstanding Securities of such Series, a written notice specifying such event of default and requiring the Company or the Guarantor to cause such acceleration to be rescinded or annulled or to cause such Indebtedness to be discharged and stating that such notice is a “Notice of Default” hereunder in accordance with Section 11.4; or

(e) the Company or the Guarantor shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $30,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith; or

(f) except as permitted by this Indenture, the Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Guarantor or any Person acting on its behalf, shall deny or disaffirm the Guarantor’s obligations under the Guarantee; or

(g) the entry by a court having competent jurisdiction of:

(i) a decree or order for relief in respect of the Company, the Guarantor or any of its Designated Subsidiaries in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization (other than a reorganization under a foreign law that does not relate to insolvency) or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(ii) a decree or order adjudging the Company, the Guarantor or any of its Designated Subsidiaries to be insolvent, or approving a petition seeking reorganization (other than a reorganization under a foreign law that does not relate to insolvency), arrangement, adjustment or composition of the Company, the Guarantor or any of its Designated Subsidiaries and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(iii) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of the Company, the Guarantor or any of its Designated Subsidiaries of any substantial part of the property of the Company, the Guarantor or any of its Designated Subsidiaries or ordering the winding up or liquidation of the affairs of the Company, the Guarantor or any of its Designated Subsidiaries; or

(h) the commencement by the Company, the Guarantor or any of its Designated Subsidiaries of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization (other than a reorganization under a foreign law that does not relate to insolvency) or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by the Company, the Guarantor or any of its Designated Subsidiaries to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by the Company, the Guarantor or any of its Designated Subsidiaries of a petition or answer or consent seeking reorganization, arrangement, adjustment or composition of the Company, the Guarantor or any of its Designated Subsidiaries under any applicable law, or the consent by the Company, the Guarantor or any of its Designated Subsidiaries to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of the Company, the Guarantor or any of its Designated Subsidiaries of any substantial part of the property of the Company, the Guarantor or any of its Designated Subsidiaries or the making by the Company, the Guarantor or any of its Designated Subsidiaries of an assignment for the benefit of creditors, or the taking of corporate action by the Company, the Guarantor or any of its Designated Subsidiaries in furtherance of any such action; or

(i) any other Event of Default provided in any supplemental indenture or Board Resolution under which such Series of Securities is issued or in the form of Security for such Series;

then and in each and every such case (other than an Event of Default under clause (g) and (h) above), so long as such Event of Default with respect to such Series shall not have been remedied or waived, unless the principal of all Securities of such Series shall have already become due and payable, either the Trustee for such Series or the Holders of not less than 25% in aggregate principal amount at Maturity of the Securities of such Series then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Holders), may declare the principal (or, in the case of Original Issue Discount Securities, such principal amount as may be determined in accordance with the terms thereof) of all the Securities of such Series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities of such Series contained to the contrary notwithstanding. With respect to an Event of Default described under clauses (g) and (h) above, the principal of all Securities of such Series shall become immediately due and payable without any declaration or other act by the Trustee or the Holders. This provision, however, is subject to the condition that if at any time after the principal of the Securities of such Series (or, in the case of Original Issue Discount Securities, such principal amount as may be determined in accordance with the terms thereof) shall have been so declared due and payable, and if recission would not conflict with any judgment or decree of a court of competent jurisdiction, the Company or the Guarantor shall pay or shall deposit with the Trustee a sum sufficient to pay in the Currency in which the Securities of such Series are payable (except as otherwise provided pursuant to Section 2.3 for the Securities of such Series and except as provided in Section 2.12(b), (d) and (e) hereof) all matured installments of interest, if any, upon all the Securities of such Series and the principal of any and all Securities of such Series which shall have become due otherwise than by such acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, upon overdue installments of interest, at the rate borne by the Securities of such Series (or, in the case of Original Issue Discount Securities, at the yield to Maturity) to the date of such payment or deposit) and in Dollars such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel and all other expenses and liabilities incurred, and all advances made, by the Trustee, its agents, attorneys and counsel and any and all defaults under this Indenture, other than the nonpayment of the principal of Securities of such Series which shall have become due by such acceleration, shall have been cured or waived, then and in every such case the Holders of at least a majority in aggregate principal amount at Maturity of the Securities of such Series then Outstanding, by written notice to the Company, the Guarantor and the Trustee for the Securities of such Series, may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

SECTION 5.2 Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Company and the Guarantor each covenants that (a) in case default shall be made in the payment of any installment of interest on or any Additional Amounts any of the Securities of any Series when such interest or Additional Amounts shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any Series when such interest on or any Additional Amounts shall have become due and payable, whether upon Maturity of the Securities of such Series or upon any redemption or by declaration or otherwise, then upon demand of the Trustee for the Securities of such Series, the Company or the Guarantor, as the case may be, will pay to the Trustee for the Securities of such Series for the benefit of the Holders of the Securities of such Series the whole amount that then shall have become due and payable on all Securities of such Series for principal of or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest and Additional Amounts at the same rate as the rate of interest specified in the Securities of such Series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee.

Until such demand is made by the Trustee, the Company or the Guarantor, as the case may be, may pay the principal of, interest on, and any Additional Amounts the Securities of any Series to the Persons entitled thereto, whether or not the principal of and interest on the Securities of such Series are overdue.

In case the Company or the Guarantor, as the case may be, shall fail forthwith to pay such amounts upon such demand, the Trustee for the Securities of such Series, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or the Guarantor, as the case may be, or other obligor upon such Securities and collect in the manner provided by law out of the property of the Company, the Guarantor or any other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings relative to the Company, the Guarantor or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company, the Guarantor or their respective properties or such other obligor, or in case of any other comparable judicial proceedings relative to the Company, the Guarantor or other obligor under the Securities of any Series, if any, or to the creditors or property of the Company, the Guarantor or any such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal (or, if the Securities of such Series are Original Issue Discount Securities, such portion of the principal amount as may be due and payable with respect to the Securities of such Series pursuant to a declaration in accordance with Section 5.1 hereof), any premium, interest and Additional Amounts owing and unpaid in respect of the Securities of any Series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee,) and of the Securityholders allowed in any judicial proceedings relative to the Company, the Guarantor or any other obligor upon all Securities of any Series, or to the creditors or property of the Company, the Guarantor or any such other obligor,

(b) unless prohibited by applicable law and regulations, to vote pursuant to and in accordance with the written instruction of the Holders of a majority in aggregate principal amount at Maturity of the Securities of any Series on behalf of such Holders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

(c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee for the Securities of such Series, and, in the event that such Trustee shall consent to the making of payments directly to the Securityholders, to pay to such Trustee such amounts as shall be sufficient to cover reasonable compensation to such Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by such Trustee and each predecessor Trustee and all other amounts due to such Trustee or any predecessor Trustee pursuant to Section 6.6.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any Series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee for the Securities of such Series without the possession of any of the Securities of such Series or the production thereof at any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities in respect of which such action was taken.

In any proceedings brought by the Trustee for the Securities of such Series (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

SECTION 5.3 Application of Proceeds. Any moneys collected by the Trustee for the Securities of such Series pursuant to this Article in respect of the Securities of any Series and any money or other property distributable in respect of the Company’s or the Guarantor’s obligations under this Indenture after the occurrence of an Event of Default shall be applied in the following order at the date or dates fixed by such Trustee and, in case of the distribution of such moneys on account of principal, interest or Additional Amounts upon presentation of the several Securities in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such Series in reduced principal amounts in exchange for the presented Securities of like Series if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses applicable to such Series in respect of which moneys have been collected, including compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 6.6;

SECOND: In case the principal of the Securities of such Series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such Series in default in the order of the Maturity of the installments of such interest and any Additional Amounts, with interest and any Additional Amounts (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in such Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities of such Series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such Series for principal, interest and Additional Amounts, with interest upon the overdue principal, and (to the extent that payment of such interest is permissible by law and that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Securities of such Series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such Series, then to the payment of such principal, interest and Additional Amounts without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Security of such Series over any other Security of such Series, ratably to the aggregate of such principal and accrued and unpaid interest; and

FOURTH: To the payment of the remainder, if any, to the Company, the Guarantor or any other Person lawfully entitled thereto.

SECTION 5.4 Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 5.5 Restoration of Rights on Abandonment of Proceedings. In case the Trustee for the Securities of any Series shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company, the Guarantor and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Guarantor, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

SECTION 5.6 Limitations on Suits by Securityholders. No Holder of any Security of any Series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount at Maturity of the Securities of such Series then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity, as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.9; it being understood and intended, and being expressly covenanted by the Holder of every Security with every other Holder of a Security and the Trustee, that no one or more Holders of Securities of any Series shall have any right in any manner whatever, by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable Series. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 5.7 Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and interest on such Security at the respective rates, in the respective amount and in the Currency therein prescribed on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 5.8 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Sections 2.9 or 5.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Sections 2.9 or 5.6, every power and remedy given by this Indenture or by law to the Trustee, or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee, or the Securityholders.

SECTION 5.9 Control by Securityholders. The Holders of a majority in aggregate principal amount at Maturity of the Securities of each Series affected (with each Series treated as a separate class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such Series by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 6.1)

the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all Series so affected not joining in the giving of said direction, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

Nothing in this Indenture shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

SECTION 5.10 Waiver of Past Defaults. Prior to the declaration of the acceleration of the Maturity of the Securities of any Series as provided in Section 5.1, the Holders of not less than a majority in aggregate principal amount at Maturity of the Securities of such Series at the time Outstanding may on behalf of the Holders of all the Securities of such Series waive any past default hereunder or its consequences, except a default in the payment of the principal of or interest on or any Additional Amounts with respect to, any of the Securities of such Series (unless the conditions specified in the last paragraph of Section 5.1 have been fully satisfied). In the case of any such waiver, the Company, the Guarantor, the Trustee and the Holders of the Securities of such Series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

SECTION 5.11 Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall transmit to the Securityholders of any Series notice in the manner and to the extent provided in Section 11.4, of all defaults known to the Trustee to have occurred with respect to such Series (as provided in Section 6.2(h)), such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term “default” or “defaults” for the purposes of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of, interest on or any Additional Amounts with respect to, any of the Securities of such Series or any default in the payment of any sinking fund installment or analogous obligation in respect of any of the Securities of such Series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such Series.

SECTION 5.12 Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any Series holding in the aggregate more than 10% in aggregate principal amount at Maturity of the Securities of such Series, or, in the case of any suit relating to or arising under clause (d) of Section 5.1 (if the suit relates to Securities of more than one but less than all Series), 10% in aggregate principal amount at Maturity of Securities Outstanding affected thereby, or in the case of any suit relating to or arising under clause (d) (if the suit under clause (d) relates to all the Securities then Outstanding), (e), (f) or (g) of Section 5.1, 10% in aggregate principal amount of all Securities Outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of, interest on or any Additional Amounts with respect to, any Security on or after the due date expressed in such Security.

ARTICLE SIX

CONCERNING THE TRUSTEE

SECTION 6.1 Duties and Responsibilities of the Trustee; During Default; Prior to Default. (a) With respect to the Holders of any Series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a particular Series and after the curing or waiving of all Events of Default which may have occurred with respect to such Series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a Series has occurred (which has not been cured or waived) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Prior to the occurrence of an Event of Default with respect to the Securities of any Series and after the curing or waiving of all such Events of Default with respect to such Series which may have occurred, the duties and obligations of the Trustee with respect to the Securities of any Series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(c) In the absence of bad faith or negligence on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(d) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this Subsection shall not be construed to limit the effect of the Subsections (a), (b), (c), (e) or (f) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 5.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(e) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

(f) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the conditions of this Section 6.1.

SECTION 6.2 Certain Rights of the Trustee. Subject to Section 6.1:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officers’ Certificate, Guarantor’s Officer’s Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company or of the Guarantor mentioned herein shall be sufficiently evidenced by an Officers’ Certificate or the Guarantor’s Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution or Guarantor’s Board Resolution may be evidenced to the Trustee by a copy thereof certified by the secretary or any assistant secretary of the Company or the Guarantor, as the case may be;

(c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance on such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights, trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby;

(e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be deemed to have notice or be charged with knowledge of any default or Event of Default unless a Responsible Officer has received written notice from the Company, the Guarantor or any Holder of such default or Event of Default at the Corporate Trust Office of the Trustee and such notice references the Securities and this Indenture and identifies each such default or Event of Default;

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, agent, co-Trustee, custodian and other Person employed to act hereunder;

(j) the Trustee may request that the Company or the Guarantor deliver an Officers’ Certificate or Guarantor’s Officer’s Certificate, respectively, setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate or Guarantor’s Officer’s Certificate, as the case may be, may be signed by any Person authorized to sign an Officers’ Certificate or Guarantor’s Officer’s Certificate, as the case may be, including any Person specified as so authorized in any such certificate previously delivered and not superseded;

(k) no provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to perform any act or acts, receive or obtain any interest in property or exercise any interest in property, or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, to receive or obtain any such interest in property or to exercise any such right, power, duty or obligation; and no permissive or discretionary power or authority available to the Trustee shall be construed to be a duty;

(l) anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action; and

(m) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

SECTION 6.3 Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company or the Guarantor, as the case may be, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of any offering materials, this Indenture, the Guarantee or of the Securities. The Trustee shall not be accountable for the use or application by the Company or the Guarantor, as the case may be, of any of the Securities or of the proceeds thereof.

SECTION 6.4 Trustee and Agents May Hold Securities; Collections, etc. The Trustee, any Paying Agent, Registrar, or any agent of the Company, the Guarantor or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 6.8 and 6.13, if operative, may otherwise deal with the Company or the Guarantor, as the case may be, and receive, collect, hold and retain collections from the Company or the Guarantor, as the case may be, with the same rights it would have if it were not the Trustee or such agent.

SECTION 6.5 Moneys Held by Trustee. Subject to the provisions of Section 10.4 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee, any Agent, nor any agent of the Company, the Guarantor, the Trustee or the Agent shall be under any liability for interest on or the investment of any moneys received by it hereunder.

SECTION 6.6 Compensation and Indemnification of Trustee and Its Prior Claim. The Company and the Guarantor, covenant and agree to pay in Dollars to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed in writing between the Company or the Guarantor, as the case may be, and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company and the Guarantor covenant and agree to pay or reimburse in Dollars the Trustee and each predecessor Trustee upon its request for all expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture or the Securities (including the compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. Each of the Company and the Guarantor also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim, cost or expense, including taxes (other than taxes based on the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture, the exercise of its rights hereunder or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim (whether asserted by the Company, the Guarantor, a Holder or any other Person) of liability in the premises. The obligations of the Company and the Guarantor under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional Indebtedness hereunder and shall survive the satisfaction and discharge of the Securities and this Indenture, the termination for any reason of this Indenture, or the resignation or removal of the Trustee. Such additional Indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 6.7 Right of Trustee to Rely on Officers’ Certificate, Guarantor’s Officer’s Certificate, etc. Whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate or Guarantor’s Officer’s Certificate, as the case may be, complying with Section 11.5 delivered to the Trustee, and such certificate, in the absence of bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it or under the provisions of this Indenture upon the faith thereof.

SECTION 6.8 Disqualification of Trustee; Conflicting Interests. If the Trustee for the Securities of any Series has or shall acquire any “conflicting interest,” as defined in the Trust

Indenture Act, it shall, within 90 days after ascertaining that it has such conflicting interest, and if the default (as defined in the Trust Indenture Act) to which such conflicting interest relates has not been cured or waived or otherwise eliminated before the end of such 90-day period, the Trustee shall, either eliminate such conflicting interest or resign in the manner and with the effect specified in the Trust Indenture Act and this Indenture.

SECTION 6.9 Persons Eligible for Appointment as Trustee. The Trustee for each Series of Securities hereunder shall at all times be a Corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $50,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, state or District of Columbia authority. If such Corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

SECTION 6.10 Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee, or any Trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all Series of Securities by giving written notice of resignation to the Company and the Guarantor and by mailing notice thereof to the Holders in the manner and to the extent provided in Section 11.4. Upon receiving such notice of resignation, the Company or the Guarantor, as the case may be, shall promptly appoint a successor Trustee or Trustees with respect to the applicable Series by written instrument in duplicate, executed by authority of the Board of Directors or the Guarantor’s Board of Directors, as the case may be, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee or trustees. If no successor Trustee shall have been so appointed with respect to any Series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition, at the expense of the Company and the Guarantor, any court of competent jurisdiction for the appointment of a successor Trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable Series for at least six months may, subject to the provisions of Section 5.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 6.8 with respect to any Series of Securities after written request therefor by the Company, the Guarantor or by any Securityholder who has been a bona fide Holder of a Security or Securities of such Series for at least six months unless the Trustee’s duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.9 and shall fail to resign after written request therefor by the Company, the Guarantor or by any Securityholder; or

(iii) the Trustee shall become incapable of acting with respect to any Series of the Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public Officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company or the Guarantor may remove the Trustee with respect to the applicable Series of Securities and appoint a successor Trustee for such Series by written instrument, in duplicate, executed by order of the Board of Directors of the Company or the Guarantor’s Board of Directors, as the case may be, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or, subject to the provisions of Section 5.12, any Securityholder who has been a bona fide Holder of a Security or Securities of such Series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to such Series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

(c) The Holders of a majority in aggregate principal amount of the Securities of each Series at the time Outstanding may at any time remove the Trustee with respect to Securities of such Series and such Holders shall provide promptly to the Company and the Guarantor the evidence provided for in Section 7.1 of the action in that regard taken by the Securityholders. In such an event and upon receipt of such evidence, the Company or the Guarantor will appoint a successor Trustee with respect to the Securities of such Series by delivering to the Trustee so removed, and to the successor Trustee so appointed such evidence received from the Holders.

If no successor Trustee shall have been appointed with respect to such Series within 30 days after the mailing of such notice of removal, the Trustee being removed may petition, at the expense of the Company and the Guarantor, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such Series.

(d) Any resignation or removal of the Trustee with respect to any Series and any appointment of a successor Trustee with respect to such Series pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 6.11.

SECTION 6.11 Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed as provided in Section 6.10 shall execute and deliver to the Company, the Guarantor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee with respect to all or any applicable Series shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such Series of its predecessor hereunder, with like effect as if originally named as

Trustee for such Series hereunder; but, nevertheless, on the written request of the Company, of the Guarantor or of the successor Trustee, upon payment of its charges then unpaid, the Trustee ceasing to act shall, subject to Section 10.4, pay over to the successor Trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers, duties and obligations. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.

If a successor Trustee is appointed with respect to the Securities of one or more (but not all) Series, the Company, the Guarantor, the predecessor Trustee and each successor Trustee with respect to the Securities of any applicable Series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any Series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts under separate indentures.

No successor Trustee with respect to any Series of Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor Trustee shall be qualified under the provisions of Section 6.8 and eligible under the provisions of Section 6.9.

Upon acceptance of appointment by any successor Trustee as provided in this Section 6.11, the Company or the Guarantor, as the case may be, shall give notice in the manner and to the extent provided in Section 11.4 to the Holders of Securities of any Series for which such successor Trustee is acting as Trustee at their last addresses as they shall appear in the Security Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company and the Guarantor.

SECTION 6.12 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all the corporate trust business of the Trustee (including this transaction), shall be the successor of the Trustee hereunder, provided that such Corporation shall be qualified under the provisions of Section 6.8 and eligible under the provisions of Section 6.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities of any Series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any Series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor Trustee hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities of such Series or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any Series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 6.13 Preferential Collection of Claims Against the Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act, if such act shall then be applicable to this Indenture, regarding the collection of claims against the Company or the Guarantor (or any such other obligor).

SECTION 6.14 Appointment of Co-Trustees. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any collateral may at the time be located, or if the Trustee is unable or unwilling to execute any documents in a jurisdiction in which any collateral may at any time be located or hold or enforce the rights of the secured parties thereunder, each of the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least twenty-five percent (25%) in aggregate principal amount of all of the Securities then Outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee and, if no Event of Default shall have occurred and be continuing, by the Company either to act as co-Trustee, jointly with the Trustee, of all or any part of any collateral, or to act as separate Trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

Should any written instrument or instruments from the Company and the Guarantor be required by any co-Trustee or separate Trustee so appointed to more fully confirm to such co-Trustee or separate Trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company and the Guarantor.

Every co-Trustee or separate Trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

(a) The Securities shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;

(b) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-Trustee or separate Trustee jointly, as shall be provided in the instrument appointing such co-Trustee or separate Trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-Trustee or separate Trustee;

(c) The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company and the Guarantor, may accept the resignation of or remove any co-Trustee or separate Trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-Trustee or separate Trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company and the Guarantor shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-Trustee or separate Trustee so resigned or removed may be appointed in the manner provided in this Section;

(d) Neither the Trustee nor any co-Trustee or separate Trustee hereunder shall be personally liable by reason of any act or omission of any other Trustee hereunder; and

(e) Any act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-Trustee and separate Trustee.

ARTICLE SEVEN

CONCERNING THE SECURITYHOLDERS

SECTION 7.1 Evidence of Action Taken by Securityholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all Series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in Person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Company and the Guarantor, if made in the manner provided in this Article.

(b) The ownership of Securities shall be proved by the Security Register.

SECTION 7.2 Proof of Execution of Instruments. The execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

SECTION 7.3 Holders to Be Treated as Owners. The Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Security Register for such Series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, interest on, and any Additional Amounts with respect to, such Security and for all other purposes; and neither the Company, the Guarantor, the Trustee nor any agent of the Company, the Guarantor or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

SECTION 7.4 Securities Owned by Company Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all Series have concurred in any direction, consent or waiver under this Indenture or whether a quorum is present at a meeting of Holders of Securities, Securities which are owned by the Company, the Guarantor or any other obligor on the Securities with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, the Guarantor or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, and for purposes of determining the presence of a quorum, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, the Guarantor or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, the Guarantor or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above-described Persons; and, subject to Sections 6.1 and 6.2, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

SECTION 7.5 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all Series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all Series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Guarantor, the Trustee and the Holders of all the Securities affected by such action.

SECTION 7.6 Record Date for Determination of Holders Entitled to Vote. The Company may, in the circumstances permitted by the Trust Indenture Act, if applicable, set a record date for the purpose of determining the Securityholders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Securityholders. If there is to be a record date and no such record date has been set by the Company prior to the first solicitation of a Securityholder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 4.1) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly appointed proxies) shall be entitled to give or take, or vote on, the relevant action.

SECTION 7.7 Regarding the Depositary. Neither the Trustee nor any Agent shall have any responsibility or obligation to any beneficial owner in a Global Security, any member of or Participant or Indirect Participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant or Indirect Participant, with respect to any ownership interest in the Securities or with respect to the delivery to any Participant, Indirect Participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Securityholders and all payments to be made to Holders under the Securities and this Indenture shall be given or made only to or upon the order of the Holders (which shall be the Depositary or its nominee in the case of the Global Security). The rights of beneficial owners in the Global Security shall be exercised only through the Depositary subject to the applicable procedures. The Trustee and each Agent shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, Participants, Indirect Participants and any beneficial owners. The Trustee and each Agent shall be entitled to deal with the Depositary, and any nominee thereof, that is the Holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and Additional Amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole Holder of such Global Security and shall have no obligations to the beneficial owners thereof. Neither the Trustee nor any Agent shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any Participant or Indirect

Participant or between or among the Depositary, any such Participant or Indirect Participant and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

ARTICLE EIGHT

SUPPLEMENTAL INDENTURES

SECTION 8.1 Supplemental Indentures Without Consent of Securityholders. The Company (when authorized by a resolution of its Board of Directors), the Guarantor (when authorized by a Guarantor’s Board Resolution) and the Trustee for the Securities of an affected Series may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act, if such act shall then be applicable to the Indenture, as in force at the date of the execution thereof), in form satisfactory to such Trustee, and applicable to a particular Series of Securities or all Series of Securities Outstanding or to be Outstanding hereunder for one or more of the following purposes:

(a) to convey, transfer, assign, mortgage or pledge as security for the Securities of one or more Series any property or assets;

(b) to evidence the succession of another Corporation to the Company or the Guarantor, or successive successions, and the assumption by the successor Corporation of the covenants, agreements and obligations of the Company or the Guarantor, as the case may be, pursuant to Article Nine;

(c) to add to the covenants of the Company or the Guarantor, as the case may be, such further covenants, restrictions, conditions or provisions as the Board of Directors or the Guarantor’s Board of Directors, as applicable, and the Trustee shall consider to be for the protection of the Holders of Securities of any or all Series and, if such additional covenants are to be for the benefit of less than all the Series of Securities stating that such covenants are being added solely for the benefit of such Series, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth (and if such additional Events of Default are to be for the benefit of less than all Series of the Securities stating that such Events of Default are being added solely for the benefit of such Series); provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of not less than a majority in aggregate principal amount at Maturity of the Securities of such Series to waive such an Event of Default;

(d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors or the Guarantor’s Board of Directors may deem necessary or desirable and which shall not materially and adversely affect the interests of the Holders of the Securities;

(e) to establish the form or terms of Securities of any Series as permitted by Sections 2.1 and 2.3;

(f) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than the one Trustee, pursuant to the requirements of Section 6.11; or

(g) for the issuance of a different Series of Securities; provided, that prior to the issuance of any such different Series, a supplemental indenture may change any provision of this Indenture applicable only to such Series.

Any amendment described in clause (d) above made solely to conform this Indenture or the Securities of a particular Series to the final prospectus, offering memorandum or other disclosure document provided to investors in connection with the initial offering of such Securities by the Company will not be deemed to adversely affect the interests of the Holders in any respect.

The Trustee is hereby authorized to join with the Company and the Guarantor in the execution of any such supplemental indenture, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 8.2.

SECTION 8.2 Supplemental Indentures With Consent of Securityholders. With the consent (evidenced as provided in Article Seven) of the Holders of not less than a majority in aggregate principal amount at Maturity of the Securities at the time Outstanding of each Series affected by such supplemental indenture (treated as one class), the Company, when authorized by a resolution of its Board of Directors, the Guarantor, when authorized by a Guarantor’s Board Resolution and the Trustee for such Series of Securities may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act, if such act shall then be applicable to the Indenture, as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such Series; provided, that no such supplemental indenture shall (a) extend the final Maturity of any Security of such Series, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any Securityholder of such Series to institute suit for payment thereof or (b) reduce the aforesaid percentage of Securities of any such Series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security of such Series so affected.

Upon the request of the Company or the Guarantor, accompanied by a copy of a resolution of the Board of Directors or by a copy of a Guarantor’s Board Resolution, certified by the secretary or an assistant secretary of the Company or the Guarantor, as the case may be, authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee for such Series of Securities of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Section 7.1, the Trustee for such Series of Securities shall join with the Company and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects such Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case such Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company, the Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company and the Guarantor shall give notice in the manner and to the extent provided in Section 11.4 to the Holders of Securities of each Series affected thereby at their addresses as they shall appear on the Security Register, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company or the Guarantor to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

For the purposes of this Section 8.2 only, if the Securities of any Series are issuable upon the exercise of warrants, each holder of an unexercised and unexpired warrant with respect to such Series shall be deemed to be a Holder of Outstanding Securities of such Series in the amount issuable upon the exercise of such warrant. For such purposes, the ownership of any such warrant shall be determined by the Company and the Guarantor in a manner consistent with customary commercial practices. The Trustee for such Series shall be entitled to rely on an Officers’ Certificate or a Guarantor’s Officer’s Certificate as to the principal amount of Securities of such Series in respect of which consents shall have been executed by holders of such warrants.

SECTION 8.3 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantor and the Holders of Securities of each Series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 8.4 Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 6.1 and 6.2, shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article Eight is authorized or permitted by this Indenture and the Securities of each Series affected thereby.

SECTION 8.5 Notation on Securities in Respect of Supplemental Indentures. Securities of any Series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear, upon the written direction of the Company, a notation for the Securities of such Series as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Company or the Trustee shall so determine, new Securities of any Series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such Series then Outstanding.

ARTICLE NINE

CONSOLIDATION, AMALGAMATION, MERGER AND SALES

SECTION 9.1 Company and Guarantor May Consolidate, etc., on Certain Terms. Neither the Company nor the Guarantor shall consolidate or amalgamate with or merge into any other Person (whether or not affiliated with the Company or the Guarantor), or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other Person (whether or not affiliated with the Company or the Guarantor), and the Company shall not permit any other Person (whether or not affiliated with the Company or the Guarantor) to consolidate or amalgamate with or merge into the Company or Guarantor or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Company or Guarantor; unless:

(a) either the Company or the Guarantor is the continuing Person, or the successor Person (if other than the Company or the Guarantor) expressly assumes by supplemental indenture the obligations and covenants evidenced by this Indenture and the Securities (in which case, the Company or the Guarantor, as applicable, will be discharged therefrom),

(b) if the Company or the Guarantor is not the continuing Person, the successor Person shall be a corporation or limited liability company organized under the laws of the United States of America, any state thereof or the District of Columbia, Bermuda or any member of the Organization for Economic Co-Operation and Development;

(c) immediately after giving effect to such transaction, no Event of Default or event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(d) an Officers’ Certificate (if involving the Company) or a Guarantor’s Officer’s Certificate (if involving the Guarantor) and an Opinion of Counsel are delivered to the Trustee, each (1) stating that such transaction and any supplemental indentures pertaining thereto, comply with Article Eight and Article Nine, respectively, and (2) otherwise complying with Section 11.5.

SECTION 9.2 Successor Substituted. Upon any consolidation of the Company or the Guarantor with, or merger or amalgamation of the Company or the Guarantor into, any other Person or any conveyance, lease or transfer of the properties and assets of the Company or the Guarantor, substantially as an entirety, as the case may be, in accordance with Section 9.1, the successor Person formed by such consolidation or into which the Company or the Guarantor is merged or amalgamated or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE TEN

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

SECTION 10.1 Satisfaction and Discharge of Indenture.

(a) Satisfaction and Discharge. (i) If at any time (A) the Company or the Guarantor shall have paid or caused to be paid the principal of, interest on and any Additional Amounts on all the Securities of any Series Outstanding hereunder (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9) as and when the same shall have become due and payable, or (ii) the Company or the Guarantor shall have delivered to the Trustee for cancellation all Securities of any Series theretofore authenticated (other than any Securities of such Series which have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.9) or (iii)(A) all the Securities of such Series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (B) the Company or the Guarantor shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in the Currency required (other than moneys repaid by the Trustee or any Paying Agent to the Company or the Guarantor in accordance with Section 10.4) or Government Obligations maturing as to principal and interest in such amounts and at such times as will ensure the availability of cash sufficient, in the opinion of a firm of independent certified public accountants, to pay at Maturity or upon redemption all Securities of such Series (other than any Securities of such Series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.9) not theretofore delivered to the Trustee for cancellation, including principal, interest due or to become due and any Additional Amounts to such date of Maturity as the case may be, and if, in any such case, the Company or the Guarantor shall also pay or cause to be paid all other sums payable hereunder by the Company or the Guarantor with respect to Securities of such Series and the Guarantee in respect thereof, then this Indenture shall cease to be of further effect with respect to Securities of such Series (except as to (i) rights of registration of transfer and exchange, and the Company’s right of optional redemption, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (iv) the rights, powers, trusts, indemnities and immunities of the Trustee hereunder and (v) the rights of the Securityholders of such Series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and, subject to Section 10.5, the Trustee, on demand of the Company accompanied by an Officers’ Certificate, or on demand of the Guarantor accompanied by a Guarantor’s Officer’s Certificate, and an Opinion of Counsel and at the written request of and at the cost and expense of the Company and the Guarantor, shall execute instruments acknowledging such satisfaction of and discharging this Indenture with respect to such Series; provided, that the rights of Holders of the Securities to receive amounts in respect of principal of, interest on and any Additional Amounts with respect to, the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Company and the Guarantor each agree to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture, the Securities of such Series and the Guarantee in respect thereof.

(b) Covenant Defeasance.

(i) On and after the date the conditions set forth in clause (ii) below are satisfied (“covenant defeasance”), the Company and the Guarantor shall be released from their respective obligations under Sections 3.4, 3.5, 3.6, 3.9, 3.10, 3.11, 4.3, 9.1(c), and, to the extent specified pursuant to Section 2.3 with respect to the Securities of a particular Series, any other covenant applicable to such Series and Events of Default specified in Sections 5.1 (c), (d), (e), (f) or (i). For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities, the Company and the Guarantor may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 5.1(c) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture, such Securities and the Guarantee in respect thereof shall be unaffected thereby.

(ii) The following shall be the conditions to application of clause (i) above to any Outstanding Securities of or within a Series:

(A) The Company or the Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another Trustee satisfying the requirements of Section 6.9 who shall agree to comply with the provisions of this Section 10.1(b) applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (1) an amount in the required Currency in which such Securities are then specified as payable, or (2) Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of and interest, if any, on such Securities, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying Trustee) to pay and discharge, (y) the principal of, interest on and any Additional Amounts on such Outstanding Securities at the Maturity (which may be a Redemption Date) of such principal or installment of principal or interest or any Additional Amounts and (z) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the days on which such payments are due and payable in accordance with the terms of this Indenture, of such Securities and the Guarantee in respect thereof;

(B) such covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or the Guarantor is a party or by which either of them is bound (other than a default under this Indenture arising from the borrowing of funds to make such deposit);

(C) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit and at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(D) the Company or the Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(E) the Company or the Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that, after the 123rd day after the date of deposit, all money and Government Obligations (including the proceeds thereof) deposited or caused to be deposited with the Trustee (or other qualifying Trustee) pursuant to this clause (ii) to be held in trust will not be subject to any case or proceeding (whether voluntary or involuntary) in respect of the Company or the Guarantor under any U.S. federal or state bankruptcy, insolvency, reorganization or other similar law, or any decree or order for relief in respect of the Company or the Guarantor issued in connection therewith;

(F) the Company or the Guarantor shall have delivered to the Trustee an Officers’ Certificate or Guarantor’s Officer’s Certificate, as the case may be,

and an Opinion of Counsel, each stating that all conditions precedent to the covenant defeasance under clause (b) of this Section 10.1 have been complied with; and

(G) notwithstanding any other provisions of this Section 10.1(b), such defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company or the Guarantor in connection therewith pursuant to Section 2.3.

(c) Legal Defeasance.

(i) On and after the date the conditions set forth in clause (ii) below are satisfied (“legal defeasance”), the Company and the Guarantor shall be deemed to have been discharged from its obligations with respect to the Securities of any Series and this Indenture with respect to such Series. For this purpose, such legal defeasance means that the Company and the Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by such Outstanding Securities which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 10.1 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all of its other obligations under such Securities, the Guarantee in respect thereof and this Indenture insofar as such Securities and the Guarantee in respect thereof are concerned (and the Trustee, at the written request of and at the cost and expense of the Company and the Guarantor shall execute instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Securities to receive, solely from the trust fund described in clause (ii)(A) and as more fully set forth in such clause, payments in respect of the principal of and interest, if any, on, and Additional Amounts, if any, with respect to, such Securities when such payments are due, (ii) the obligations of the Company, the Guarantor and the Trustee with respect to such Securities under Sections 2.8, 2.9 and 3.2 and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 3.7 (but only to the extent that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to clause (ii)(A)), (iii) the rights, powers, trusts, immunities and indemnities of the Trustee hereunder, (iv) the rights of optional redemption and (v) this Article Ten.

(ii) The following shall be the conditions to application of clause (i) above to any Outstanding Securities of or within a Series:

(A) The Company or the Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another Trustee satisfying the requirements of Section 6.9 who shall agree to comply with the provisions of this Section 10.1(c) applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (1) an amount in the required Currency in which such Securities are then specified as payable, or (2) Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable) which through the scheduled payment of principal, interest and any Additional Amounts in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of and interest, if any, and any Additional Amounts, on such Securities, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying Trustee) to pay and discharge, (y) the principal of, interest on and any Additional Amounts on such Outstanding Securities at the Maturity (which may be a Redemption Date) of such principal or installment of principal or interest and any Additional Amounts and (z) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the days on which such payments are due and payable in accordance with the terms of this Indenture, of such Securities and the Guarantee in respect thereof;

(B) such covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or the Guarantor is a party or by which either of them is bound (other than a default under this Indenture arising from the borrowing of funds to make such deposit);

(C) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit and at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(D) the Company or the Guarantor shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company or the Guarantor has received from the Internal Revenue Service a letter ruling, or there has been published by the Internal Revenue Service a revenue ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(E) the Company or the Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that, after the 123rd day after the date of deposit, all money and Government Obligations (including the proceeds thereof) deposited or caused to be deposited with the Trustee (or other qualifying Trustee)

pursuant to this clause (ii) to be held in trust will not be subject to any case or proceeding (whether voluntary or involuntary) in respect of the Company or the Guarantor under any U.S. federal or state bankruptcy, insolvency, reorganization or other similar law, or any decree or order for relief in respect of the Company or the Guarantor issued in connection therewith;

(F) the Company or the Guarantor shall have delivered to the Trustee an Officers’ Certificate or a Guarantor’s Officer’s Certificate, as the case may be, and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under clause (c) of this Section 10.1 have been complied with; and

(G) notwithstanding any other provisions of this Section 10.1(c), such defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company or the Guarantor in connection therewith pursuant to Section 2.3.

SECTION 10.2 Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 10.4, all moneys deposited with the Trustee pursuant to Section 10.1 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company or the Guarantor acting as its own Paying Agent), to the Holders of the particular Securities of such Series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

SECTION 10.3 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any Series, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to such Series of Securities shall, upon written demand of the Company or the Guarantor, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 10.4 Return of Unclaimed Moneys Held by Trustee and Paying Agent. Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest on any Security of any Series and not applied but remaining unclaimed for two years after the date upon which such principal, interest or any Additional Amounts shall have become due and payable, shall, upon the written request of the Company or the Guarantor and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company or the Guarantor, as the case may be, by the Trustee or such Paying Agent for such Series, and the Holder of the Security of such Series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company or the Guarantor, as the case may be, for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

SECTION 10.5 Reinstatement of Company’s and Guarantor’s Obligations. If the Trustee is unable to apply any funds or Government Obligations in accordance with Section 10.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application or by reason of the Trustee’s inability to convert any such funds or Government Obligations into the Currency required to be paid with respect to the Securities of such Series, the Company’s and the Guarantor’s obligations under this Indenture and the Securities of any Series for which such application is prohibited shall be revived and reinstated as if no deposit had occurred pursuant to Section 10.1 until such time as the Trustee is permitted to apply all such funds or Government Obligations in accordance with Section 10.1 or is able to convert all such funds or Government Obligations; provided, however, that if the Company or the Guarantor has made any payment of interest on or principal of any of such Securities because of the reinstatement of either of its obligations, the Company or the Guarantor, as the case may be, shall be subrogated to the rights of the Securityholders of such Securities to receive such payment from the funds or Government Obligations held by the Trustee.

SECTION 10.6 Payments in Foreign Currencies. Unless otherwise specified in or pursuant to this Indenture or any Security, if, after a deposit referred to in 10.1 has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 3.1 or the terms of such Security to receive payment in a Currency other than that in which the deposit pursuant to Section 10.1 has been made in respect of such Security, or (b) a Conversion Event occurs in respect of the Foreign Currency in which the deposit pursuant to Section 10.1 has been made, the indebtedness represented by such Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and interest, if any, on, and Additional Amounts, if any, with respect to, such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the Currency in which such Security becomes payable as a result of such election or Conversion Event based on (x) in the case of payments made pursuant to clause (a) above, the applicable Market Exchange Rate for such Currency in effect on the second Business Day prior to each payment date, or (y) with respect to a Conversion Event, the applicable Market Exchange Rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

SECTION 10.7 Indemnification Against Taxes. The Company and the Guarantor shall pay and indemnify the Trustee (or other qualifying Trustee, collectively for purposes of this Section 10.7 and Section 10.1, the “Trustee”) against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to Section 10.1 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.

ARTICLE ELEVEN

MISCELLANEOUS PROVISIONS

SECTION 11.1 Incorporators, Stockholders, Officers and Directors of Company and Guarantor Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, member, partner, other owner of Capital Stock, officer or director, as such, of the Company or the Guarantor or of any successor, either directly or through the Company, the Guarantor or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

SECTION 11.2 Provisions of Indenture for the Sole Benefit of Parties and Securityholders. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person, firm or Corporation, other than the parties hereto, any Paying Agent and their successors hereunder and the Holders of the Securities any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

SECTION 11.3 Successors and Assigns of Company and Guarantor Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of each of the Company and the Guarantor shall bind their respective successors and assigns, whether so expressed or not.

SECTION 11.4 Notices and Demands on Company, the Guarantor, Trustee and Securityholders. Any notice, request, instruction, communication, direction or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee, by the Holders of Securities to the Company or the Guarantor shall be in English and in writing and shall be given or served in person or by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein), by overnight courier or facsimile transmission addressed (until another address of the Company or the Guarantor is filed by the Company or the Guarantor with the Trustee) to Alterra Finance LLC, c/o Alterra Capital Holdings Limited, Alterra House, 2 Front Street, Hamilton, HM 12, Bermuda, Attention: General Counsel with a copy to the Chief Financial Officer. Notice, request, instruction, communication, direction or demand by the Company or the Guarantor or any Securityholder to the Trustee shall be in English and in writing and delivered in person, overnight courier, via facsimile or by postage pre-paid, first-class mail and shall be deemed to have been sufficiently given or made, for all purposes, if actually received at the Corporate Trust Office. Any facsimiles to the Trustee shall be sent to fax number (212) 815-5802 or (212) 815-5803.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed by first-class mail, postage prepaid to such Holders as their names and addresses appear in the Security Register within the time prescribed. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company, the Guarantor and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, notices or other communications or information, and the risk of interception and misuse by third parties.

SECTION 11.5 Officers’ Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Company or the Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Company or the Guarantor shall furnish to the Trustee an Officers’ Certificate or Guarantor’s Officer’s Certificate, as the case may be, stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture (except for the certificates specified in Sections 3.8 and 3.9) and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the Person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an Officer of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company or the Guarantor, upon the certificate, statement or opinion of or representations by an Officer or Officers of the Company or the Guarantor, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an Officer of the Company or the Guarantor or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company or the Guarantor, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to such matters in one or several documents.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

SECTION 11.6 Payments Due on Saturdays, Sundays and Holidays. Unless otherwise specified in the certificate representing the Securities of a Series, the date of Maturity of interest on or principal of the Securities of any Series or the date fixed for redemption or repayment of any such Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of Maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

SECTION 11.7 Conflict of Any Provision of Indenture with Trust Indenture Act of 1939. If this Indenture has been qualified under the Trust Indenture Act with respect to a particular Series of Securities, and to the extent that any provision of this Indenture, with respect to said Series of Securities, limits, qualifies or conflicts with another provision included in this Indenture which is required to be included herein by any of Sections 310 to 317, inclusive, of the Trust Indenture Act, such required provision shall control with respect to such Series of Securities.

SECTION 11.8 New York Law to Govern; Submission to Jurisdiction; Waiver of Trial by Jury. This Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

Each of the Company and the Guarantor submits to the jurisdiction of the courts of the State of New York and the courts of the United States, in each case located in the Borough of Manhattan, The City of New York and State of New York over any suit, action or proceeding arising under or in connection with this Indenture, the Securities, the Guarantee or the transactions contemplated hereby or the Securities. Each of the Company and the Guarantor waives any objection that it may have to the venue of any suit, action or proceeding arising under or in connection with this Indenture, the Securities, the Guarantee or the transactions contemplated hereby, in the courts of the State of New York or the courts of the United States, in each case located in the Borough of Manhattan, The City of New York and State of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the courts of the United States, in each case located in the Borough of Manhattan, The City of New York and State of New York, was brought in an inconvenient court and agrees not to plead or claim the same.

Each of the Company and Guarantor agrees that service of all writs, process and summonses in any suit, action or proceeding arising under or in connection with this Indenture, the Securities, the Guarantee or the transactions contemplated hereby against the Company or Guarantor in any court of the State of New York or any United States Federal court, in each case, sitting in the Borough of Manhattan, City and State of New York, may be made upon the CT Corporation System at 111 Eighth Avenue, New York, New York 10011, whom the Company and the Guarantor irrevocably appoints as its authorized agent for service of process. Each of the Company and the Guarantor represents and warrants that the CT Corporation System has agreed to act as the Company’s and Guarantor’s agent for service of process. Each of the Company and the Guarantor agrees that such appointment shall be irrevocable until the irrevocable appointment by the Company and Guarantor of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. Each of the Company and Guarantor further agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. If the CT Corporation System shall cease to act as the agent for service of process for the Company and the Guarantor, the Company and the Guarantor shall appoint without delay, another such agent and provide prompt written notice to the Trustee of such appointment.

EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE, THE SECURITIES OR THE GUARANTEE.

SECTION 11.9 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 11.10 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.11 Determination of Principal Amount. In determining whether the Holders of the requisite principal amount of Outstanding Securities of any Series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, whether a quorum is present at a meeting of Holders of Securities or whether sufficient funds are available for redemption or for any other purpose, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.1 and the principal amount of any Securities denominated in a Foreign Currency that shall be deemed to be Outstanding for such purposes shall be determined by the Company and notified to the Trustee in writing by converting the Foreign Currency into Dollars at the Market Exchange Rate as of the date of such determination.

ARTICLE TWELVE

REDEMPTION OF SECURITIES AND SINKING FUNDS

SECTION 12.1 Applicability of Article. The provisions of this Article shall be applicable to the Securities of any Series which are redeemable before their Maturity or to any sinking fund for the retirement of Securities of a Series except as otherwise specified as contemplated by Section 2.3 for Securities of such Series.

SECTION 12.2 Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Securities of any Series to be redeemed as a whole or in part at the option of the Company shall be given by giving notice of such redemption as provided in Section 11.4, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such Series. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a Series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such Series.

The notice of redemption to each such Holder shall identify the Securities to be redeemed (including “CUSIP” or “ISIN” numbers), specify the Redemption Date, the redemption price, the Place or Places of Payment, that payment will be made upon presentation and surrender of such Securities, and that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, or for tax or other reasons, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue and that, if less than all of the Outstanding Securities of a Series are to be redeemed, the identification and principal amount of the Securities to be redeemed. If less than all of the Securities of any Series are to be redeemed, the notice of redemption shall specify the numbers of the Securities of such Series to be redeemed. In case any Security of a Series is to be redeemed in part, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such Series in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any Series to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Company shall give the Trustee at least 45 days prior written notice of any redemption hereunder (unless a shorter notice shall be satisfactory to the Trustee).

Not later than 10:00 a.m., New York time, on the Redemption Date specified in the notice of redemption given as provided in this Section, the Company will have on deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, will set aside, segregate and hold in trust as provided in Section 3.4) an amount of money in the Currency in which the Securities of such Series are payable (except as otherwise specified pursuant to Section 2.3 and except as provided in Sections 2.12(b), (d) and (e) of this Indenture) sufficient to redeem on the Redemption Date all the Securities of such Series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If less than all the Outstanding Securities of a Series are to be redeemed, the Company will deliver to the Trustee at least 45 days prior to the date fixed for redemption an Officers’ Certificate stating the aggregate principal amount of Securities to be redeemed.

If less than all the Securities of a Series are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair, Securities of such Series to be redeemed in whole or in part. Securities may be redeemed in part equal to the minimum authorized denomination for Securities of such Series or any integral multiple in excess thereof. The Trustee shall promptly notify the Company in writing of the Securities of such Series selected for redemption and, in the case of any Securities of such Series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any Series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 12.3 Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the Redemption Date, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 6.5 and 10.4, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a Place of Payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any semi-annual payment of interest on Securities becoming due on the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.4 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest borne by the Security.

Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

SECTION 12.4 Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officers’ Certificate and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Company, (b) the Guarantor or (c) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

SECTION 12.5 Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of Securities of any Series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any Series is herein referred to as an “optional sinking fund payment.” The date on which a sinking fund payment is to be made is herein referred to as the “sinking fund payment date.”

In lieu of making all or any part of any mandatory sinking fund payment with respect to any Series of Securities in cash, the Company or the Guarantor may at its option (a) deliver to the Trustee Securities of such Series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Company or the Guarantor or receive credit for Securities of such Series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company or the Guarantor and delivered to the Trustee for cancellation pursuant to Section 2.10, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such Series (not previously so credited) redeemed by the Company or the Guarantor through any optional redemption provision contained in the terms of such Series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

On or before the forty-fifth day next preceding each sinking fund payment date for any Series of Securities, the Company or the Guarantor will deliver to the Trustee a written statement (which need not contain the statements required by Section 11.5) signed by an Officer of the Company or the Guarantor, as the case may be, (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash in the Currency in which the Securities of such Series are payable (except as otherwise specified pursuant to Section 2.3 for the Securities of such Series and except as provided in Section 2.12(b), (d) and (e) hereof), and the portion to be satisfied by credit of Securities of such Series, (b) stating that none of the Securities of such Series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such Series have occurred (which have not been waived or cured) and are continuing, (d) stating whether or not the Company or the Guarantor, as the case may be, intends to exercise its right to make an optional sinking fund payment with respect to such Series and, if so, specifying the amount of such optional sinking fund payment which the Company or the Guarantor, as the case may be, intends to pay on or before the next succeeding sinking fund payment date and (e) specifying such sinking fund payment date. Any Securities of such Series to be credited and required to be delivered to the Trustee in order for the Company or the Guarantor, as the case may be, to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.10 to the Trustee with such written statement on or before said forty-fifth day (or reasonably promptly thereafter if acceptable to the Trustee). Such written statement shall be irrevocable and upon its receipt by the Trustee the Company and the Guarantor shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company or the Guarantor, on or before any such forty-fifth day, to deliver such written statement and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company or the Guarantor (i) that the mandatory sinking fund payment for such Series due on the next succeeding sinking fund payment date shall be paid entirely in cash (in the Currency described above) without the option to deliver or credit Securities of such Series in respect thereof and (ii) that the Company or the Guarantor will make no optional sinking fund payment with respect to such Series as provided in this Section.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash (in the Currency described above) on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $100,000, or the equivalent in the Currency in which the Securities of such Series are payable (or a lesser sum if the Company or the Guarantor shall so request) with respect to the Securities of any particular Series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such Series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $100,000, or the equivalent in the Currency in which the Securities of such Series are payable, or less and the Company or the Guarantor makes no such request then it shall be carried over until a sum in excess of $100,000, or the equivalent in the Currency in which the Securities of such Series are payable, is available. The Trustee shall select, in the manner provided in Section 12.2, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such Series to absorb said cash, as nearly as may be possible, and shall (if requested in writing by the Company or the Guarantor) inform the Company or the Guarantor of the serial numbers of the Securities of such Series (or portions thereof) so selected. Securities of any Series which are identified by registration and certificate number in an Officers’ Certificate at least 45 days prior to the sinking fund payment date as being beneficially owned by, and not pledged or hypothecated by, the Company, the Guarantor or an entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or the Guarantor shall be excluded from Securities of such Series eligible for selection for redemption. The Company or the Guarantor (or the Trustee, in the name and at the expense of the Company or the Guarantor if it shall so request of the Trustee in writing) shall cause notice of redemption of the Securities of such Series to be given in substantially the manner provided in Section 12.2 (and with the effect provided in Section 12.3) for the redemption of Securities of such Series in part at the option of the Company. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such Series shall be added to the next cash sinking fund payment for such Series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the Stated Maturity date of the Securities of any particular Series (or earlier, if such Maturity is accelerated), which are not held for the payment or redemption of particular Securities of such Series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such Series at Maturity.

The Trustee shall not convert any Currency in which the Securities of such Series are payable for the purposes of such sinking fund application unless specifically requested to do so by the Company or the Guarantor, and any such conversion agreed to by the Trustee in response to such request shall be for the account and at the expense of the Company or the Guarantor and shall not affect the Company’s or the Guarantor’s obligation to pay the Holders in the Currency to which such Holder may be entitled.

Not later than 10:00 a.m., New York time, on the sinking fund payment date, the Company or the Guarantor shall have paid to the Trustee in cash (in the Currency described in the third paragraph of this Section 12.5) or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.

The Trustee shall not redeem or cause to be redeemed any Securities of a Series with sinking fund moneys or mail or publish any notice of redemption of Securities for such Series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the mailing or publication of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company or the Guarantor a sum sufficient for such redemption in immediately available funds. Except as aforesaid, any moneys in the sinking fund for such Series at the time when any such Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such Event of Default, be deemed to have been collected under Article Five and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 5.10 or the default cured on or before the forty-fifth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

SECTION 12.6 Repayment at the Option of the Holders. Securities of any Series which are repayable at the option of the Holders thereof before their Stated Maturity shall be repaid in accordance with the terms of the Securities of such Series.

The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their Stated Maturity, for purposes of Section 10.1, shall not operate as a payment, redemption or satisfaction of the Indebtedness represented by such Securities unless and until the Company or the Guarantor, at its option, shall deliver or surrender the same to the Trustee with a directive that such Securities be cancelled.

SECTION 12.7 Optional Redemption For Tax Reasons. The Company shall be entitled to redeem all, but not part, of the Securities of any Series if as a result of any change in or amendment to the laws, including any regulations promulgated thereunder, of the Relevant Tax Jurisdiction or any change in or amendment to any official position regarding the application or interpretation of such laws or regulations (a “Change in Tax Law”), the Payor is or would be required on the occasion of the next payment of principal or interest in respect of the Securities of such Series to pay Additional Amounts pursuant to Section 3.4 and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Payor. The Change in Tax Law must be announced and become effective (i) in the case of the Guarantor, after the original issue date with respect to the Securities of such Series and (ii) in the case of any successor to the Guarantor or the Company, after the date such successor became the successor to the Guarantor or the Company, as the case may be. Notwithstanding anything to the contrary contained in this Article Twelve, the Company must (i) deliver to the Trustee at least 30 days before the Redemption Date an Officers’ Certificate and an opinion of independent legal counsel of recognized standing to the effect that the Payor has or will become obligated to pay Additional Amounts as a result of such Change in Tax Law and (ii) provide the Holders with notice of the intended redemption at least 30 days and no more than 60 days before the Redemption Date. The redemption price will equal (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment) the principal amount of the Securities of such Series plus accrued interest to the Redemption Date.

ARTICLE THIRTEEN

GUARANTEE AND INDEMNITY

SECTION 13.1 The Guarantee.

(a) The Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee the due and punctual payment of the principal of, any premium and interest on, and any Additional Amounts with respect to such Security and the due and punctual payment of the sinking fund payments (if any) provided for pursuant to the terms of such Security and any other amounts due under this Indenture, when and as the same shall become due and payable, whether at Maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such Security and of this Indenture. In case of the failure of the Company punctually to pay any such principal, premium, interest, Additional Amounts, sinking fund payment or other amount, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Company. The aforesaid Guarantee is one of payment and not of collection.

(b) The Guarantor’s obligations hereunder shall rank pari passu with all other senior unsecured debt obligations of the Guarantor (other than any obligations preferred by statute or by operation of law).

(c) The Guarantor’s obligation under Section 13.1(a) shall terminate if and when the Company ceases to be a Subsidiary of the Guarantor; provided, however, that immediately prior to such termination, the Guarantor shall automatically assume, without any action by the Holders or the Trustee or any further action on behalf of the Guarantor, the due and punctual payment of the principal of, any premium and interest on and any Additional Amounts with respect to all the Securities and the performance of every obligation in this Indenture and the Outstanding Securities on the part of the Company to be performed or observed with the same effect as if the Guarantor had been named as an issuer herein. Upon such an assumption, the Guarantor shall execute a supplemental indenture evidencing its assumption of all such rights and obligations of the Company, and the Company shall be released from its liabilities hereunder and under such Securities as obligor on the Securities of such Series.

(d) The Guarantor may, without the consent of the Holders, assume all of the rights and obligations of the Company hereunder with respect to a Series of Securities and under the Securities of such Series if, after giving effect to such assumption, no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing. Upon such an assumption, the Guarantor shall execute a supplemental indenture evidencing its assumption of all such rights and obligations of the Company and the Company shall be released from its liabilities hereunder and under such Securities as obligor on the Securities of such Series.

(e) The Guarantor shall assume all of the rights and obligations of the Company hereunder with respect to a Series of Securities and under the Securities of such Series if, upon a default by the Company in the due and punctual payment of the principal of, any premium and interest on and any Additional Amounts with respect to all such Securities, the Guarantor is prevented by any court order or judicial proceeding from fulfilling its obligations under Section 13.1(a) with respect to such Series of Securities. Such assumption shall result in the Securities of such Series becoming the direct obligations of the Guarantor and shall be effected without the consent of the Holders of the Securities of any Series. Upon such an assumption, the Guarantor shall execute a supplemental indenture evidencing its assumption of all such rights and obligations of the Company, and the Company shall be released from its liabilities hereunder and under such Securities as obligor on the Securities of such Series.

SECTION 13.2 Guarantee Unconditional, etc. The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute, irrevocable and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Security or this Indenture, any failure to enforce the provisions of any Security or this Indenture, or any waiver, modification, consent or indulgence granted with respect thereto by the Holder of such Security or the Trustee, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, any premium and interest on, and any Additional Amounts and sinking fund payments required with respect to, the Securities and the complete performance of all other obligations contained in the Securities. The Guarantor further agrees, to the fullest extent that it lawfully may do so, that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Section 5.1 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or prohibition extant under any bankruptcy, insolvency, reorganization or other similar law of any jurisdiction preventing such acceleration in respect of the obligations guaranteed hereby.

SECTION 13.3 Limitation on Liability. The Guarantor, and by its acceptance of Securities of any series, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee not constitute a fraudulent transfer or conveyance for purposes of the United State Bankruptcy Code or any similar law to the extent applicable to any Guarantee. Any term of provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by the Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 13.4 Reinstatement. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment on any Security, in whole or in part, is rescinded or must otherwise be restored to the Company or the Guarantor upon the bankruptcy, liquidation or reorganization of the Company or otherwise.

SECTION 13.5 Subrogation. The Guarantor shall be subrogated to all rights of the Holder of any Security against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, any premium and interest on, and any Additional Amounts and sinking fund payments required with respect to, all Securities shall have been paid in full.

SECTION 13.6 Indemnity. As a separate and alternative stipulation, the Guarantor unconditionally and irrevocably agrees that any sum expressed to be payable by the Company under this Indenture, the Securities but which is for any reason (whether or not now known or becoming known to the Company, the Guarantor, the Trustee or any Holder of any Security) not recoverable from the Guarantor on the basis of the Guarantee will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Trustee on demand. This indemnity constitutes a separate and independent obligation from the other obligations in this Indenture, gives rise to a separate and independent cause of action and will apply irrespective of any indulgence granted by the Trustee or any Holder of any Security.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

ALTERRA FINANCE LLC, as Issuer

By:	/s/ Peter A. Minton
Name: Peter A. Minton Title: Chief Operating Officer

ALTERRA CAPITAL HOLDINGS LIMITED, as Guarantor

By:	/s/ Peter A. Minton
Name: Peter A. Minton Title: Chief Operating Officer

THE BANK OF NEW YORK MELLON as Trustee, Paying Agent and Registrar

By:	/s/ Lici Zhu
Name: Lici Zhu Title: Assistant Vice President

S-1